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                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                            )
                                                  )  Chapter 11
FOCAL COMMUNICATIONS CORPORATION, ET AL.,(1)      )
                                                  )  Case No. 02-13709 (KJC)
                                Debtors.          )
                                                  )  Jointly Administered

              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


Laura Davis Jones (Bar No. 2436)
Linda Cantor (CA Bar No. 153762)
Bruce Grohsgal (Bar No. 3583)
Christopher J. Lhulier (Bar No. 3850)
Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
919 N. Market Street
Wilmington, Delaware 19899
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

GENERAL BANKRUPTCY COUNSEL TO
DEBTORS AND DEBTORS IN POSSESSION                          Dated: April 30, 2003

----------

(1) The Debtors are the following entities: Focal Communications Corporation, Focal Communications Corporation of California, Focal Communications Corporation of Colorado, Focal Communications Corporation of Connecticut, Focal Communications Corporation of Florida, Focal Communications Corporation of Georgia, Focal Communications Corporation of Illinois, Focal Communications Corporation of Massachusetts, Focal Communications Corporation of Michigan, Focal Communications Corporation of the Mid-Atlantic, Focal Communications Corporation of Minnesota, Focal Communications Corporation of Missouri, Focal Communications Corporation of New England, Focal Communications Corporation of New Jersey, Focal Communications Corporation of New York, Focal Communications Corporation of Ohio, Focal Communications Corporation of Pennsylvania, Focal Communications Corporation of Texas, Focal Communications Corporation of Virginia, Focal Communications Corporation of Washington, Focal Communications Corporation of Wisconsin, Focal Financial Services, Inc., Focal International Corp., Focal Telecommunications Corporation, Focal Equipment Finance, LLC and Focal Fiber Leasing, LLC.

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                                TABLE OF CONTENTS

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ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME......................................1
      Section 1.1      Introduction...........................................................................1
      Section 1.2      Defined Terms..........................................................................1
      Section 1.3      Rules of Interpretation and Computation of Time.......................................10

ARTICLE II ADMINISTRATIVE AND PRIORITY TAX CLAIMS............................................................10
      Section 2.1      Administrative Claims.................................................................10
      Section 2.2      Priority Tax Claims...................................................................11

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS......................................11
      Section 3.1      Classification........................................................................11
      Section 3.2      Acceptances and Rejections............................................................13
      Section 3.3      Classification and Treatment of Claims Against and Equity Interests in FCC............13
      Section 3.4      Classification and Treatment of Claims Against and Equity Interests in FFSI...........16
      Section 3.5      Classification and Treatment of Claims Against and Equity Interests in
                       Subsidiary Debtors....................................................................19

ARTICLE IV CRAMDOWN..........................................................................................22

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN...............................................................22
      Section 5.1      Continued Corporate Existence and Vesting of Assets in Reorganized Debtors............22
      Section 5.2      Cancellation of Notes, Instruments, Preferred Stock, Common Stock and Stock
                       Options; Reduction of Paid-in Capital of Certain Debtors..............................23
      Section 5.3      Effectiveness of Related Documents....................................................23
      Section 5.4      Release of Liens and Perfection of Liens..............................................23
      Section 5.5      Corporate Governance, Directors and Officers, and Corporate Action....................24
      Section 5.6      Sources of Cash for Plan Distribution.................................................26
      Section 5.7      Issuance of New Securities............................................................26
      Section 5.8      Escrows...............................................................................26
      Section 5.9      New Key Employee Incentive Plan.......................................................26
      Section 5.10     Substantive Consolidation For Limited Purposes........................................26

ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................28
      Section 6.1      Assumption of Executory Contracts and Unexpired Leases................................28
      Section 6.2      Claims Based on Rejection of Executory Contracts or Unexpired Leases..................28
      Section 6.3      Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.................28
      Section 6.4      Indemnification of Directors, Officers and Employees..................................29
      Section 6.5      Compensation and Benefit Programs.....................................................29

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS...............................................................29
      Section 7.1      Distribution for Claims and Equity Interests Allowed as of the Effective Date.........29
      Section 7.2      Delivery and Distributions and Undeliverable or Unclaimed Distributions...............29
      Section 7.3      Distribution Record Date..............................................................30
      Section 7.4      Timing and Calculation of Amounts to Be Distributed...................................30
      Section 7.5      Setoffs and Recoupments...............................................................31
      Section 7.6      Surrender of Canceled Instruments or Securities.......................................31
      Section 7.7      Lost, Stolen, Mutilated or Destroyed Debt Securities..................................31
      Section 7.8      Fractional Shares.....................................................................31
      Section 7.9      Rounding and De Minimus Amounts.......................................................32
      Section 7.10     Global Certificates and Global Warrants...............................................32

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS........................................................36
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                                TABLE OF CONTENTS

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      Section 8.1      Characterization of Disputed Claims...................................................36
      Section 8.2      Prosecution of Objections to Claims and Equity Interests..............................36
      Section 8.3      Estimation of Claims..................................................................36
      Section 8.4      Payments and Distributions on Disputed Claims or Disputed Equity Interests............37

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.................................37
      Section 9.1      Conditions Precedent to Confirmation..................................................37
      Section 9.2      Conditions Precedent to Consummation..................................................37
      Section 9.3      Waiver of Conditions..................................................................38
      Section 9.4      Effect of Non-Occurrence of Conditions to Consummation................................38

ARTICLE X RELEASE, INJUNCTIVE AND RELATED PROVISIONS.........................................................38
      Section 10.1     Releases..............................................................................38
      Section 10.2     Exculpation...........................................................................39
      Section 10.3     Injunction............................................................................40

ARTICLE XI RETENTION OF JURISDICTION.........................................................................40
      Section 11.1     Retention of Jurisdiction.............................................................40

ARTICLE XII MISCELLANEOUS PROVISIONS.........................................................................42
      Section 12.1     Dissolution of Committees.............................................................42
      Section 12.2     Payment of Statutory Fees.............................................................42
      Section 12.3     Discharge of Debtors..................................................................42
      Section 12.4     Modification of the Plan..............................................................42
      Section 12.5     Revocation or Withdrawal of Plan......................................................42
      Section 12.6     Successors and Assigns................................................................42
      Section 12.7     Reservation of Rights.................................................................43
      Section 12.8     Section 1145 Exemption................................................................43
      Section 12.9     Headings..............................................................................43
      Section 12.10    Governing Law.........................................................................43
      Section 12.11    Severability..........................................................................43
      Section 12.12    Implementation........................................................................43
      Section 12.13    Inconsistency.........................................................................43
      Section 12.14    Further Assurances....................................................................43
      Section 12.15    Service of Documents..................................................................44
      Section 12.16    Exemption from Certain Transfer Taxes.................................................44
      Section 12.17    Compromise of Controversies...........................................................44
      Section 12.18    No Admissions.........................................................................44
      Section 12.19    Filing of Additional Documents........................................................45
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              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                    ARTICLE I
                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

Section 1.1         INTRODUCTION

        Focal Communications Corporation ("FCC"), Focal Communications Corporation of California, Focal Communications Corporation of Connecticut, Focal Communications Corporation of Florida, Focal Communications Corporation of Georgia, Focal Communications Corporation of Illinois, Focal Communications Corporation of Massachusetts, Focal Communications Corporation of Michigan, Focal Communications Corporation of the Mid-Atlantic, Focal Communications Corporation of Minnesota, Focal Communications Corporation of Missouri, Focal Communications Corporation of New Jersey, Focal Communications Corporation of New York, Focal Communications Corporation of Ohio, Focal Communications Corporation of Pennsylvania, Focal Communications Corporation of Texas, Focal Communications Corporation of Virginia, Focal Communications Corporation of Washington, Focal Financial Services, Inc. ("FFSI"), Focal Telecommunications Corporation, Focal Equipment Finance, LLC, and Focal Fiber Leasing, LLC, debtors and Debtors-In-Possession in the above-captioned cases (collectively, the "Debtors"), hereby respectfully propose the following Second Amended Joint Plan of Reorganization (as further amended from time to time, and including all addenda, exhibits, schedules and other attachments hereto, as any of the same may be amended from time to time, all of which are incorporated by reference, the "Plan"), in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law. Reference is made to the Disclosure Statement (defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, risk factors, a summary and analysis of the Plan and certain related matters, including, among other things, securities to be issued under the Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation. The following Debtors in these jointly administered cases, each of which has no assets, are not proponents of the Plan, but intend to dissolve prior to the entry of the final decree in these cases: Focal Communications Corporation of Colorado, Focal Communications Corporation of New England, Focal Communications Corporation of Wisconsin and Focal International Corp.

Section 1.2         DEFINED TERMS

        Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

        "Administrative Claim" means a Claim for costs and expenses of administration under Section 503(b)(l) or 507(b) of the Bankruptcy Code, including for: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for services and reimbursement of expenses under
Section 330(a) or 331 of the Bankruptcy Code; (c) any indebtedness or obligations; and (d) all fees and charges assessed against the Estates under 28 U.S.C. Sections 1911-1930.

        "Affiliate" means an affiliate as such term is defined in Section 101(2) of the Bankruptcy Code.

        "Agents" means, collectively, Goldman Sachs Creditor Partners L.P., as joint lead arranger and syndication agent, and Citicorp USA, Inc., as administrative agent and collateral agent, under the Prepetition Credit Facility.

        "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) if an objection has been interposed, to the extent

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such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (b) which, if no proof of claim was so filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under Section 550 or 553 of the Bankruptcy Code and is allowed in accordance with Section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is allowed under the Plan or (e) which Claim or Equity Interest is allowed by a Final Order.

        "Allowed Claim" means a Claim that has been Allowed.

        "Avoidance Actions" means the Causes of Action of the Debtors or their Estates arising under chapter 5 of the Bankruptcy Code.

        "Ballot" means the ballot for voting to accept or reject the Plan distributed by the Debtors, to each Holder of a Claim or Equity Interest entitled to vote on the Plan.

        "Ballot Date" means the date stated in the Voting Instructions by which all Ballots must be received.

        "Bank Claims" means any and all Claims arising from or relating to the Prepetition Credit Facility (other than the Convertible Secured Note Claims), which Claims shall be deemed Allowed without the need to file any proof of Claim.

        "Bank Group" means the lenders (other than the Holders of the Convertible Secured Notes) that are party to the Prepetition Credit Facility or their assignees.

        "Bank Group Term Sheet" means the term sheet attached as EXHIBIT I to this Plan, setting forth the terms of the Restructured Bank Credit Facility that will become effective on the Effective Date.

        "Bank Group Support Agreement" means the support agreement, dated December 18, 2002, by and among FCC and the Bank Group attached as an Exhibit to the Plan Supplement, amended or modified from time to time, including by extension or waiver of deadlines set forth therein.

        "Bankruptcy Code" means Title 11 of the United States Code, Section 101 ET SEQ., as in effect on the Petition Date, and as such title has been or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.

        "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

        "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the Official Bankruptcy Forms or local rules of the Bankruptcy Court, each as in effect on the Petition Date and as each has been, or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.

        "Bar Date" means the applicable date for filing of proofs of Claim relating to any Claim as set forth in the Bar Date Order.

        "Bar Date Order" means that order of the Bankruptcy Court disposing of the Debtors' Motion for an Order Fixing Dates for Filing Proofs of Claim Against and Interests in the Debtors and Approving Form of Notice entered in these cases at docket no. 269, as the same may be amended from time to time.

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        "Business Day" means any day, other than a Saturday, Sunday or a "legal holiday" (as such term is defined In Bankruptcy Rule 9006(a)).

        "Cash" means legal tender of the United States of America or equivalents thereto.

        "Causes of Action" means all actions, causes of action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances or trespasses of, or belonging to, the Estates, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

        "Certificate of Incorporation" means a certificate of incorporation.

        "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

        "Claim" means a claim as defined in Section 101(5) of the Bankruptcy Code against any of the Debtors, whether or not asserted.

        "Class" means a class of Claims or Equity Interests as set forth in
Article III of the Plan. "Committee" means any statutory official committee appointed in the Chapter 11 Cases.

        "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

        "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code in form and substance reasonably satisfactory to the Debtors and the Agents.

        "Convenience Claim" means any General Unsecured Claim not in excess of $5,000, excluding, however, any FCC 2008 Note Claims and any FCC 2010 Note Claims not in excess of $5,000, the aggregate of which Convenience Claims paid pursuant to this Plan shall not exceed $250,000 unless the consent of the Agents has been obtained.

        "Convertible Noteholder Group" means the holders of the Convertible Secured Notes.

        "Convertible Noteholder Support Agreement" means the support agreement, dated December 19, 2002, by and among FCC and the Convertible Noteholder Group attached as an Exhibit to the Plan Supplement, as amended or modified from time to time, including without limitation by extension or waiver of deadlines set forth therein.

        "Convertible Noteholder Term Sheet" means the term sheet attached as
EXHIBIT 2 to this Plan, setting forth the terms of the conversion of the Convertible Secured Notes into Reorganized FCC Series A Preferred Stock on the Effective Date.

        "Convertible Secured Note Claims" means any and all Claims arising from or relating to the Convertible Secured Notes, which Claims shall be deemed Allowed without the need to File any proof of Claim.

        "Convertible Secured Notes" means the convertible notes or other documentation evidencing such convertible notes issued under the Preferred Stock Purchase and Loan Commitment Agreement dated as of August 9, 2001, as amended, supplemented or otherwise modified by and among FCC and the Convertible Noteholder Group, together with any and all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guarantees and other instruments and documents, as each may have been amended, supplemented or otherwise modified from time to time.

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        "D&O Releasees" means all current and former directors, officers, employees, consultants, agents, members, shareholders, advisors, professionals and other representatives, including but not limited to, attorneys, financial advisors, accountants and investment bankers of the Debtors and their Affiliates who served in such capacity on or prior to the Effective Date, in each case in their capacity as such, but excluding the underwriters of the initial public offering that is the subject of the IPO Litigation.

        "Debtors" has the meaning set forth in Article I hereof.

        "Debtors-In-Possession" means the Debtors as debtors-in-possession pursuant to Sections 1101, 1107 and 1108 of the Bankruptcy Code.

        "Delaware General Corporation Law" means Title 8 of the Delaware Code, as now in effect or hereafter amended.

        "Disbursing Agent" means any Entity in its capacity as Disbursing Agent under Section 7.2 of the Plan.

        "Disclosure Statement" means that certain amended disclosure statement, dated April 10, 2003, which amends the disclosure statement dated January 7, 2003 previously amended March 26, 2003, as such amended disclosure statement is further amended, supplemented, or modified from time to time, relating to the Plan, including, without limitation, any exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law.

        "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order; or (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim or Equity Interest, such Claim or Equity Interest exceeds the amount listed on the Schedules other than as unliquidated, disputed or contingent.

        "Distribution" means any distribution of Cash or other property under the Plan, including such distributions made in accordance with the Plan.

        "Distribution Record Date" means the Confirmation Date.

        "Dollar" means U.S. dollar.

        "Effective Date" means the first Business Day on which all conditions specified in Article IX of the Plan have been satisfied or waived.

        "Entity" means an entity as defined in Section 101(15) of the Bankruptcy Code together with any limited liability company or other organized entity.

        "Equity Interest" means any equity interest in any of the Debtors including, but not limited to, all issued, unissued, authorized or outstanding shares of stock or other equity interest, together with any warrants, options or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto.

        "Estates" means the estates of the Debtors created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FCC" means Focal Communications Corporation, a Delaware corporation.

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        "FCC 2008 Note Claims" means all Claims arising from or related to the
FCC 2008 Notes.

        "FCC 2008 Notes" means FCC's 12.125% Senior Discount Notes due 2008 governed by the FCC 2008 Notes Indenture.

        "FCC 2008 Notes Indenture" means the Indenture, dated as of February 18, 1998, as amended, supplemented or otherwise modified, between FCC and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, relating to the FCC 2008 Notes, together with any and all related notes, certificates and other instruments and documents, as each may have been amended, supplemented or otherwise modified from time to time.

        "FCC 2008 Notes Indenture Trustee" means the trustee under the FCC 2008 Notes Indenture.

        "FCC 2010 Note Claims" means all Claims arising from or related to the FCC 2010 Notes.

        "FCC 2010 Notes" means FCC's 11.875% Senior Notes due 2010 governed by the FCC 2010 Notes Indenture.

        "FCC 2010 Notes Indenture" means the Indenture, dated as of January 12, 2000, as amended, supplemented or otherwise modified, between FCC and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, relating to the FCC 2010 Notes, together with any and all related notes, certificates and other instruments and documents, as each may have been amended, supplemented or otherwise modified from time to time.

        "FCC 2010 Notes Indenture Trustee" means the trustee under the FCC 2010 Notes Indenture.

        "FCC Common Stock" means the authorized common stock of FCC.

        "FCC Common Stock Interest" means any common equity interest of FCC including, but not limited to, all issued, unissued, authorized or outstanding shares or stock of the FCC Common Stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time, and any Claim with respect thereto including, but not limited to, any Claim Subordinated Pursuant to Section 510(b).

        "FCC Preferred Stock" means the Series A Redeemable Voting Convertible Preferred Stock of FCC.

        "FCC Preferred Stock Interest" means any equity interest in FCC evidenced by the FCC Preferred Stock, and any Claim with respect thereto including, but not limited to, any Claim Subordinated Pursuant to Section 510(b).

        "FCC Preferred Stockholders" means Holders of the FCC Preferred Stock.

        "FCC Subordinated Note Claims" means the FCC 2008 Note Claims and the FCC 2010 Note Claims.

        "FFSI" means Focal Financial Services, Inc., a Delaware corporation.

        "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter (a) which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending, or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to appeal further

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or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending.

        "General Unsecured Claim" means any Claim against any of the Debtors that arose or accrued before the Petition Date and is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, or Convenience Claim, but including, without limitation, (i) FCC 2008 Notes Claims and FCC 2010 Notes Claims, (ii) Claims arising from the rejection of an unexpired leased or executory contract pursuant to Article VI of the Plan or otherwise, (iii) that portion of the NTFC Capital Claim against FCC that does not constitute a Secured Claim, and (iv) the fees and expenses of the Indenture Trustee, incurred in its capacity as such prior to the Petition Date, under the FCC 2008 Notes Indenture and the FCC 2010 Notes Indenture, including the fees and expenses of its counsel.

        "Holder" means the beneficial holder of any Claim or Equity Interest.

        "Impaired" means, with respect to a Claim or an Equity Interest, a Claim or an Equity Interest with respect to which this Plan alters the legal, equitable or contractual rights to which such Claim or Equity Interest entitles its Holder.

        "Indenture Trustee" means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to the FCC 2008 Notes and the FCC 2010 Notes) whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

        "Intercompany Claim" means a book entry Claim held by one Debtor against any other Debtor, including, but not limited to a Claim that was incurred after the Petition Date, constituting an allocation made in accordance with the Debtors' customary cash management practices, which does not require repayment in cash and does not constitute be a loan.

        "Intercompany Interests" means any and all equity securities of a Debtor that are owned by another Debtor as of the Distribution Record Date.

        "Investor Rights Agreement" means the Investor Rights Agreement to be filed by the Debtors as part of the Plan Supplement.

        "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any contract agreement, arrangement, commitment or undertaking on or prior to the Effective Date.

        "Lien" means a lien as defined in Section 101(37) of the Bankruptcy Code against property of any of the Debtors.

        "New Key Employee Incentive Plan" shall mean FCC's incentive plan entered into on the Effective Date, the form of which shall be attached as an exhibit to the Plan Supplement.

        "NTFC Capital" means NTFC Capital Corporation, a Delaware corporation.

        "NTFC Capital Claims" means any and all Claims, which Claims shall be deemed Allowed without the need to File any proof of Claim, arising from or relating to the Loan and Security Agreement dated as of December 30, 1998, as amended, by and between FCC and NTFC Capital, together with any and all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guarantees and other instruments and documents, as each may have been amended, supplemented or otherwise modified from time to time.

        "NTFC Capital Secured Claim" means that portion of the NTFC Capital Claims that constitutes a Secured Claim.

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        "NTFC Capital Term Sheet" means the term sheet attached as EXHIBIT 3 to this Plan, setting forth the terms of the Restructured NTFC Capital Loan Facility that will become effective on the Effective Date in satisfaction of the NTFC Capital Claims.

        "Old Incentive Plan" means FCC's Amended and Restated 1998 Equity and Performance Incentive Plan in effect on the Petition Date.

        "Other Priority Claims" means any Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

        "Other Secured Claims" means all Secured Claims against the Debtors, other than the Bank Claims, the Convertible Secured Note Claims and the NTFC Capital Claims, held by any Person or Entity.

        "Oversight Committee of Unsecured Creditors" shall mean the post-Effective Date Committee formed for the purpose of designating a director of Reorganized FCC in accordance with the Investor Rights Agreement, the initial members of which shall be appointed by the Committee, and the subsequent members of which shall be elected or designated in accordance with the by-laws or other governing agreements of the Oversight Committee of Unsecured Creditors.

        "Person" means a person as defined in Section 101(41) of the Bankruptcy Code.

        "Petition Date" means December 19, 2002.

        "Plan" has the meaning specified in the introduction to this Article I.

        "Plan Documents" means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan, including, without limitation, the Reorganized FCC Certificate of Incorporation, the Reorganized FCC Warrant Agreement, the Investor Rights Agreement, and the New Key Employee Incentive Plan.

        "Plan Supplement" means the supplement to be filed with the Bankruptcy Court on or before the 10th calendar day prior to the Confirmation Date, which shall include, among other things, the Restructured Bank Credit Facility, the Restructured NTFC Facility, the Convertible Noteholder subordination term sheet, the rejected contracts list, Reorganized Debtor certificates of incorporation, the Plan Documents, the Bank Group Support Agreement, the Convertible Noteholder Support Agreement, the list Retained Causes of Action referred to in Section 5.1(b) below, and the Statement of Officers and Directors.

        "Prepetition Credit Facility" means the Amended and Restated Credit and Guaranty Agreement dated as of October 26, 2001, as amended, supplemented or otherwise modified, by and among FCC, FFSI, certain subsidiaries of FFSI, the Agents, the Bank Group, and the Holders of the Secured Convertible Notes, which provides for secured revolving credit borrowings and term loans, together with any and all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guarantees and other instruments and documents, as each may have been amended, supplemented or otherwise modified from time to time.

        "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

        "Pro Rata" means proportionately, so that, e.g., with respect to a distribution on account of an Allowed Claim (in all Classes except Classes 1C, 2C and 3C - Convertible Secured Note Claims and Classes 1G, 2G and 3G - General Unsecured Claims), the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim to (ii) the amount of the Allowed Claim, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims in the Class in which such Allowed Claim is included to (ii) the amount of all Allowed Claims in that Class. Except with respect to an Allowed Claim in Classes 1B, 2B and 3B - Bank Claims, if the same Claim is an Allowed Claim against more than one Debtor (such as by guaranty, subrogation, contribution obligations, joint and/or several liability, or otherwise), then for purposes of distribution under this Plan such Claims shall not be aggregated but shall constitute one Allowed Claim in the amount of the largest such Allowed Claim against the Debtor against which such largest Allowed Claim is held. With respect to Allowed Claims in Classes 1C, 2C and 3C (Convertible Secured Note Claims), the term "Pro Rata" means proportionately, so that e.g., with respect to a distribution on account of an Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of a particular Allowed Claim to (ii) the amount of the Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims in Classes 1C, 2C and 3C in aggregate to (ii) the amount of all Allowed Claims in Classes 1C, 2C and 3C in the aggregate. The same adjustment shall be made with respect to Allowed Claims in Classes 1G, 2G and 3G (General Unsecured Claims), i.e., the term "Pro Rata" means proportionately, so that e.g., with respect to a distribution on account of an Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of a particular Allowed Claim to (ii) the amount of the Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims in Classes 1G, 2G and 3G in the aggregate to (ii) the amount of all Allowed Claims in Classes 1G, 2G and 3G in the aggregate.

        "Professional Fees" means all compensation and reimbursement of expenses Allowed to Professionals pursuant to Section 330, 331 or 503(b) of the Bankruptcy Code.

        "Professionals" means a Person or Entity employed pursuant to a Final Order in accordance with Section 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code and the attorneys, financial advisors and other professionals retained by the Committee in the event that their fees and expenses are subject to approval of the Bankruptcy Court.

        "Reorganized Debtors" means the Debtors and any successors thereto, by merger, consolidation or otherwise, on or after the Effective Date.

        "Reorganized FFSI" means FFSI as reorganized on and after the Effective Date.

        "Reorganized FCC" means FCC, as reorganized on and after the Effective Date.

        "Reorganized FCC Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of Focal Communications Corporation to be filed by the Debtors as part of the Plan Supplement.

        "Reorganized FCC Common Stock" means the common stock of Reorganized FCC, per value $.01 per share authorized pursuant to the Reorganized FCC Certificate of Incorporation.

        "Reorganized FCC Five Percent Warrants" means the warrants, authorized by and pursuant to the Reorganized FCC Warrant Agreement, expiring on the earlier of the third anniversary of the Effective Date or the date of the occurrence of a Significant Transaction (as defined in the Reorganized FCC Certificate of Incorporation), each of which warrants represents the right, subject to the provisions of the Reorganized FCC Warrant Agreement, to purchase from Reorganized FCC one fully paid and non-assessable share of Reorganized FCC Common Stock at an exercise price as of the Effective Date of $6.50 per share.

        "Reorganized FCC Series A Preferred Stock" means series A redeemable voting convertible preferred stock of Reorganized FCC, par value $.01 per share, authorized pursuant to the Reorganized FCC Certificate of Incorporation, in the aggregate amount of $65 million, (a) which shall be subordinated to the claims in respect of the Restructured Bank Credit Facility in accordance with the subordination terms to be filed with the Plan Supplement which terms shall govern the Reorganized FCC Preferred Stock and which terms shall include provisions preventing the payment of cash dividends while any principal and interest under the Restructured Bank Credit Facility are outstanding, and (b) which shall, prior to giving effect to dilution from the Reorganized FCC Warrants (and management options), convert into 100% of outstanding Reorganized FCC Common Stock.

        "Reorganized FCC Twenty Percent Warrants" means the warrants, authorized by and pursuant to the Reorganized FCC Warrant Agreement, expiring on the earlier of the fifth anniversary of the Effective Date or the date of the occurrence of a Significant Transaction (as defined in the Reorganized FCC Certificate of Incorporation), each of which warrants represents the right, subject to the provisions of the Reorganized FCC Warrant Agreement, to purchase from Reorganized FCC one fully paid and non-assessable share of Reorganized FCC Common Stock at an exercise price per share as of the Effective Date of $12.93 per share.

        "Reorganized FCC Warrant Agreement" means the warrant agreement pursuant to which the Reorganized FCC Warrants will be issued.

        "Reorganized FCC Warrants" means the Reorganized FCC Five Percent Warrants and the Reorganized FCC Twenty Percent Warrants.

        "Reorganized Subsidiary Debtors" means the Subsidiary Debtors and any successors thereto, by merger, consolidation or otherwise, on or after the Effective Date.

        "Restructured Bank Credit Facility" means that certain restructured and reinstated credit facility in the amount of approximately $78 million provided to the Reorganized Debtors by the Bank Group containing terms and conditions substantially similar in all economic respects to those set forth in the Bank Group Term Sheet attached as EXHIBIT 1 to this Plan and as more particularly set forth in the Restructured Bank Credit Facility to be filed with the Plan Supplement.

        "Restructured NTFC Capital Loan Facility" means that certain restructured equipment loan facility in the amount of $3.0 million provided to the Reorganized Debtors by NTFC Capital containing terms and conditions substantially similar in all economic respects to those previously agreed to with the Agents and as more particularly set forth in the Restructured NTFC Capital Loan Facility to be filed with the Plan Supplement.

        "Retained Causes of Action" means all claims, causes of action, chooses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities (other than current or former members of the Bank Group) under the Bankruptcy Code, including Sections 506, 510, 542, 543, 544, 545, 547, 548, 549,
500, 551, and 553 of the Bankruptcy Code or otherwise) of the Debtors, the Debtors in Possession (including, but not limited to, those actions listed in Section 5.1(b)) that are or may be pending on the Effective Date or are instituted by the Debtors after the Effective Date against any Entity (other than current of former members of the Bank Group), based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

        "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of one or more of the Debtors filed pursuant to Section 521 of the Bankruptcy Code, and in accordance with the Official Bankruptcy Forms and the Bankruptcy Rules, as each has been, or may be, amended and supplemented from time to time.

        "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a Lien on, or security interest in, property of any such Debtors, or that has the benefit of rights of setoff under Section 553 of the Bankruptcy Code, but only to the extent of the value of the creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in Section 506 of the Bankruptcy Code.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Significant Transaction" shall have the meaning given to such term in the Reorganized FCC Certificate of Incorporation.

        "Statement of Officers and Directors" means a statement filed with the Bankruptcy Court indicating the officers and directors of the Reorganized Debtors, and any other information, if any, required by Section 5.5(b) of the Plan.

        "Subordinated Pursuant to Section 510(b)" means a Claim against any of the Debtors in IN RE FOCAL COMMUNICATIONS CORP. INITIAL PUBLIC OFFERING SECURITIES LITIGATION, 01 Civ. 10111 (SAS) pending in the United States District Court, Southern District of New York (the "IPO Litigation"), and any other Claim that is subordinated, pursuant to section 510(b) of the Bankruptcy Code, but does not include a Claim that is subordinated pursuant to sections 510(a), 510(c), or any other provision of the Bankruptcy Code or applicable law.

        "Subsidiary Debtors" means the Debtors other than FCC and FFSI.

        "Support Agreements" means the Bank Group Support Agreement and the Convertible Noteholder Support Agreement.

        "Term Sheets" means, collectively, the Bank Group Term Sheet attached as
EXHIBIT 1 to this Plan, the Convertible Noteholder Term Sheet attached as
EXHIBIT 2 to this Plan, and the NTFC Capital Term Sheet attached as EXHIBIT 3 to this Plan.

        "Unimpaired Claim" means a Claim that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

        "Voting Instructions" means the Instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots.

Section 1.3         RULES OF INTERPRETATION AND COMPUTATION OF TIME

        (a) For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and (viii) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

        (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II
                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1         ADMINISTRATIVE CLAIMS

        (a) Unless otherwise provided for herein, each Holder of an Administrative Claim (including, without limitation all compensation and reimbursement of expenses of Professionals pursuant to Section 327, 328, 329, 330, 331, 503(b)(l), 503(b)(4) or 1103 of the Bankruptcy Code) shall be paid 100% of the unpaid Allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the later of (a) the Effective Date or (b) the date such Administrative Claim becomes Allowed (and such payment shall be in complete satisfaction of amounts payable to such Holder that are attributable to the period prior to the Administrative Claims bar date, if one has been established or, if not, that are attributable to the period prior to the Effective Date); provided, however, that an Administrative Claim representing obligations incurred in the ordinary course of business consistent with past practices shall be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in accordance with its terms and conditions, in the ordinary course of business consistent with past practices; provided, further, however, that an Allowed Administrative Claim may be paid on such other terms and conditions as are agreed to between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Allowed Administrative Claim. The Debtors intend to file a motion prior to the Confirmation Date seeking establishment of an Administrative Claims bar date.

        (b) All final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty (30) days after the Effective Date.

Section 2.2         PRIORITY TAX CLAIMS

        Each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (c) the date such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (d) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors; provided, however, that (i) each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the Effective Date, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to Section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court, and (ii) in the event an Allowed Priority Tax Claim may also be classified as an Allowed Other Secured Claim, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Other Secured Claim.

                                   ARTICLE III
                     CLASSIFICATION AND TREATMENT OF CLAIMS
                              AND EQUITY INTERESTS

Section 3.1         CLASSIFICATION

        The categories of Claims and Equity Interests listed in this Article III classify Claims and Equity Interests for all purposes, including voting, confirmation and Distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(l) of the Bankruptcy Code unless the Holder of a Claim agrees to be classified otherwise or is re-classified by Final Order of the Bankruptcy Court. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

        Claims (except for Administrative Claims and Priority Tax Claims, which are not required to be classified pursuant to Section 1123(a)(l) of the Bankruptcy Code) and Equity Interests are classified as set forth below in this
Article III.

                                                        FCC
       -----------------------------------------------------------------------------------------------------------
         CLASS                        CLAIM                       STATUS                      VOTING RIGHTS
       -----------------------------------------------------------------------------------------------------------
           1A            Other Priority Claims                  Unimpaired                not entitled to vote

           1B            Bank Claims                            Impaired                  entitled to vote

           1C            Convertible Secured Note Claims        Impaired                  entitled to vote

           1D            NTFC Capital Claims                    Impaired                  entitled to vote

           1E            Other Secured Claims                   Unimpaired                not entitled to vote

           1F            Convenience Claims                     Unimpaired                not entitled to vote

           1G            General Unsecured Claims               Impaired                  entitled to vote

           1H            FCC Preferred Stock Interests          Impaired                  not entitled to vote

           1I            FCC Common Stock Interests             Impaired                  not entitled to vote

                                                      FFSI
       -----------------------------------------------------------------------------------------------------------
         CLASS                        CLAIM                       STATUS                      VOTING RIGHTS
       -----------------------------------------------------------------------------------------------------------
           2A            Other Priority Claims                  Unimpaired                not entitled to vote

           2B            Bank Claims                            Impaired                  entitled to vote

           2C            Convertible Secured Note Claims        Impaired                  entitled to vote

           2D            NTFC Capital Claims                    Impaired                  entitled to vote

           2E            Other Secured Claims                   Unimpaired                not entitled to vote

           2F            Convenience Claims                     Unimpaired                not entitled to vote

           2G            General Unsecured Claims               Impaired                  entitled to vote

           2H            Intercompany Interests                 Unimpaired                not entitled to vote


                                                    SUBSIDIARY DEBTORS
       -----------------------------------------------------------------------------------------------------------
         CLASS                        CLAIM                       STATUS                      VOTING RIGHTS
       -----------------------------------------------------------------------------------------------------------
           3A            Other Priority Claims                  Unimpaired                not entitled to vote

           3B            Bank Claims                            Impaired                  entitled to vote

           3C            Convertible Secured Note Claims        Impaired                  entitled to vote

           3D            NTFC Capital Claims                    Impaired                  entitled to vote

           3E            Other Secured Claims                   Unimpaired                not entitled to vote

           3F            Convenience Claims                     Unimpaired                not entitled to vote

           3G            General Unsecured Claims               Impaired                  entitled to vote

           3H            Intercompany Interests                 Unimpaired                not entitled to vote

Section 3.2         ACCEPTANCES AND REJECTIONS

        Each of FCC Classes 1A, 1E and 1F is unimpaired under the Plan and Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. Holders of Claims in FCC Classes 1B, 1C, 1D and 1G are impaired and are entitled to vote to accept or reject the Plan. Holders of Claims or Equity Interests in FCC Classes 1H and 1I are impaired by the Plan and will not receive or retain any property under the Plan. Pursuant to Section 1126(g) of the Bankruptcy Code, the Holders of Claims or Equity Interests in FCC Classes 1H and 1I are deemed to reject the Plan, and the votes of Holders in such Class will not be solicited.

        Each of FFSI Classes 2A, 2E, 2F and 2H is unimpaired under the Plan and Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. Holders of Claims in FFSI Classes 2B, 2C, 2D and 2G are impaired and are entitled to vote to accept or reject the Plan.

        Each of Subsidiary Debtors Classes 3A, 3E, 3F and 3H is unimpaired under the Plan and Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. Holders of Claims in Subsidiary Debtors Classes 3B, 3C, 3D and 3G are impaired and are entitled to vote to accept or reject the Plan.

Section 3.3 CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN FCC

        (a) FCC Class 1A - Other Priority Claims

                    (i) TREATMENT: The legal, equitable and contractual rights of the Holders of Allowed Other Priority Claims against FCC are unaltered by the Plan. Unless the Holder of such Claim and FCC agree to a different treatment, each Holder of an Allowed FCC Other Priority Claim shall receive one of the following alternative treatments, at the election of
                            FCC:

                            (A)  to the extent then due and owing on the
                                 Effective Date, such Claim will be paid in full, in Cash by Reorganized FCC;

                            (B)  to the extent not due and owing on the
                                 Effective Date, such Claim will be paid in full in Cash by Reorganized FCC on the date on which such Claim becomes due and owing in the ordinary course of business and in accordance with the terms and conditions of any agreements thereto; or

                            (C) such Claim otherwise will be treated in any manner such that FCC Class 1A shall not be impaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any FCC Other Priority Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FCC Class 1A is not Impaired. The Holders of Allowed FCC Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to
                            Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (b) FCC Class 1B - Bank Claims

                    (i) TREATMENT: Unless the Holder of such an Allowed Claim and FCC agree to a different treatment, each Holder of an Allowed Bank Claim against FCC shall, in accordance with the Bank Group Support Agreement,
                            (A) have its Bank Claim reinstated, subject to modifications to the Prepetition Credit Facility as set forth in the Restructured Bank Credit Facility, and (B) receive on the Effective Date, an amount equal to its Pro Rata share of the lesser of (I) $6.2 million and (II) the amount by which (a) the pro forma available cash balance of FCC and its subsidiaries upon consummation of the Plan (excluding all restricted cash and net of all projected fees, expenses, taxes and other costs related or contemplated by the restructuring) exceeds (b) $10 million, which payment in this clause (B) will be applied in reduction of the Allowed Bank Claims and in reduction of the indebtedness under the Prepetition Credit Facility. In addition, on the Effective Date, FCC (x) shall pay to each Bank Group lender that is party to the Bank Group Support Agreement that lender's Pro Rata share of (i) $500,000, plus (ii) 2% of the outstanding balance of the Prepetition Credit Facility, after giving effect to any reduction by the amount of the payment made pursuant to clause
                            (B) of this Section 3.3(b)(i) above, and (y) shall pay an arrangement fee of $500,000 to the Agents, which shall be divided equally ($250,000/$250,000) between the Agents. Any default with respect to any Bank Claim against FCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all outstanding prepetition liens on any property of the Debtors granted to the Agents under the Prepetition Credit Facility shall survive the Effective Date and continue in accordance with the terms of the Restructured Bank Credit Facility, except to the extent determined by the Bankruptcy Court to be invalid, unenforceable or of lesser priority.

                    (ii) VOTING: FCC Class 1B is Impaired. The Holders of Bank Claims against FCC are entitled to vote to accept or reject the Plan.

        (c) FCC Class 1C - Convertible Secured Note Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FCC agree to a different treatment (that does not adversely affect the treatment afforded to Class 1B - Bank Claims as set forth above), each Holder of an Allowed Convertible Secured Note Claim against FCC shall receive, in accordance with the Convertible Secured Noteholder Term Sheet attached as EXHIBIT 2, its Pro Rata share of eighty-five percent (85%) of $65 million of stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan eighty-five percent (85%) of the total equity value of Reorganized FCC prior to any dilution from the Reorganized FCC Warrants or options issued pursuant to the New Key Employee Incentive Plan) in exchange for the amount of its Allowed Claim. Any default with respect to any Convertible Secured Note Claim against FCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FCC Class 1C is Impaired. The Holders of Allowed Convertible Secured Note Claims against FCC are entitled to vote to accept or reject the Plan.

        (d) FCC Class 1D - NTFC Capital Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FCC agree to a different treatment, (that does not adversely affect the treatment afforded to the Holders of Class 1B - Bank Claims or Class 1C - Convertible Secured Note Claims as set forth above) each Holder of an Allowed NTFC Capital Claim against FCC shall receive in exchange for the amount of its Allowed Claim, in accordance with the NTFC Capital Term Sheet attached as
                            EXHIBIT 3, its Pro Rata interest in the Restructured NTFC Capital Loan Facility. Any default with respect to any NTFC Capital Claim against FCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FCC Class 1D is Impaired. The Holders of Allowed NTFC Capital Claims against FCC are entitled to vote to accept or reject the Plan.

        (e) FCC Class 1E - Other Secured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FCC agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 1B - Bank Claims, Class 1C - Convertible Secured Note Claims or Class 1D - NTFC Capital Claims as set forth above), each Holder of an Allowed Other Secured Claim against FCC shall receive one of the following alternative treatments, at the election of FCC:

                            (A) the legal, equitable and contractual rights of the Holders of Allowed FCC Other Secured Claims shall be unaltered by this Plan;

                            (B)  with respect to a Holder having a first
                                 priority security interest in Collateral securing such Claim, FCC shall surrender all Collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against FCC or Reorganized FCC; or

                            (C) such Claim will be otherwise treated in any other manner so that such Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any FCC Other Secured Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FCC Class 1E is not Impaired. The Holders of Allowed FCC Other Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to
                            Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (f) FCC Class 1F - Convenience Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FCC agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 1B - Bank Claims, Class 1C - Convertible Secured Note Claims, Class 1D - NTFC Capital Claims or Class 1E - Other Secured Claims as set forth above), each Holder of an Allowed Convenience Claim against FCC shall receive on the Effective Date the amount of its Allowed Claim.

                    (ii) VOTING: FCC Class 1F is not Impaired. The Holders of Allowed FCC Convenience Claims are conclusively presumed to have accepted the Plan pursuant to
                            Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (g) FCC Class 1G - General Unsecured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FCC agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 1B - Bank Claims, Class 1C - Convertible Secured Note Claims, Class 1D - NTFC

                            Capital Claims, Class 1E - Other Secured Claims or Class 1F - FCC Convenience Claims as set forth above), each Holder of an Allowed General Unsecured Claim against FCC shall receive (a) its Pro Rata share of fifteen percent (15%) of $65 million stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan fifteen percent (15%) of the total equity value of Reorganized FCC prior to any dilution from the Reorganized FCC Warrants or options issued pursuant to the New Key Employee Incentive Plan), and (b) its Pro Rata share of 588,235 Reorganized FCC Five Percent Warrants and its Pro Rata share of 2,941,176 Reorganized FCC Twenty Percent Warrants, in exchange for the amount of its Allowed Claim. In addition, the Debtors will pay the fees and expenses incurred through the Effective Date, not to exceed $75,000, of the Indenture Trustee under FCC's 2008 Unsecured Bonds and 2010 Unsecured Bonds.

                    (ii) VOTING: FCC Class 1G is Impaired. The Holders of FCC General Unsecured Claims against FCC are entitled to vote to accept or reject the Plan.

        (h) FCC Class 1H - FCC Preferred Stock Interests

                    (i) TREATMENT: On the Effective Date, Holders of FCC Preferred Stock Interests shall not receive any Distribution under the Plan.

                    (ii) VOTING: FCC Class 1H is Impaired. The Holders of FCC Preferred Stock Interests are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (i) FCC Class 1I - FCC Common Stock Interests

                    (i) TREATMENT: On the Effective Date, Holders of FCC Common Stock Interests shall not receive any Distribution under the Plan.

                    (ii) VOTING: FCC Class 1I is Impaired. The Holders of FCC Common Stock Interests are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.4 CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN FFSI

        (a) FFSI Class 2A - Other Priority Claims

                    (i) TREATMENT: The legal, equitable and contractual rights of the Holders of Allowed Other Priority Claims against FFSI are unaltered by the Plan. Unless the Holder of an Allowed FFSI Other Priority Claim and FFSI agree to a different treatment, each Holder of an Allowed FFSI Other Priority Claim shall receive one of the following alternative treatments, at the election of FFSI:

                            (A)  to the extent then due and owing on the
                                 Effective Date, such Claim will be paid in full, in Cash by Reorganized FFSI;

                            (B)  to the extent not due and owing on the
                                 Effective Date, such Claim will be paid in full in Cash by Reorganized FFSI when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

                            (C) such Claim otherwise will be treated in any manner such that FFSI Class 2A shall not be Impaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any Other Priority Claim against FFSI that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FFSI Class 2A is not Impaired. The Holders of Allowed Other Priority Claims against FFSI are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (b) FFSI Class 2B - Bank Claims

                    (i) TREATMENT: Unless the Holder of such an Allowed Claim and FFSI agree to a different treatment, each Holder of an Allowed Bank Claim against FFSI shall, in accordance with the Bank Group Support Agreement,
                            (A) have its Bank Claim reinstated, subject to modifications to the Prepetition Credit Facility as set forth in the Restructured Bank Credit Facility, and (B) receive on the Effective Date, the amounts more particularly described in Section 3.3(b)(i) of this Plan, and the Agents shall receive the amounts more particularly described in the second sentence of Section 3.3(b)(i). Any default with respect to any Bank Claim against FFSI that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all outstanding prepetition liens on any property of the Debtors granted to the Agents under the Prepetition Credit Facility shall survive the Effective Date and continue in accordance with the terms of the Restructured Bank Credit Facility, except to the extent determined by the Bankruptcy Court to be invalid, unenforceable or of lesser priority.

                    (ii) VOTING: FFSI Class 2B is Impaired. The Holders of Bank Claims against FFSI are entitled to vote to accept or reject the Plan.

        (c) FFSI Class 2C - Convertible Secured Note Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FFSI agree to a different treatment, (that does not adversely affect the treatment afforded to the Holders of Class 2B - Bank Claims as set forth above) each Holder of an Allowed Convertible Secured Note Claim against FFSI shall receive, in accordance with the Convertible Noteholder Term Sheet attached as EXHIBIT 2, its Pro Rata share of eighty-five percent (85%) of $65 million stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan eighty-five percent (85%) of the total equity value of Reorganized FCC prior to any dilution from Reorganized FCC Warrants or options issued pursuant to the New Key Employee Incentive Plan) in exchange for the amount of its Allowed Claim. Any default with respect to any Convertible Secured Note Claim against FFSI that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FFSI Class 2C is Impaired. The Holders of Allowed Convertible Secured Note Claims against FFSI are entitled to vote to accept or reject the Plan.

        (d) FFSI Class 2D - NTFC Capital Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FFSI agree to a different treatment, (that does not adversely affect the treatment afforded to the Holders of Class 2B - Bank Claims or Class 2C - Convertible Secured Note Claims as set forth above), each Holder of an Allowed NTFC Capital Claim against FFSI shall receive in exchange for the amount of its Allowed Claim, in accordance with the NTFC Capital Term Sheet, attached as EXHIBIT 3, its Pro Rata interest in the Restructured NTFC Capital Loan

                            Facility. Any default with respect to any NTFC Capital Claim against FFSI that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FFSI Class 2D is Impaired. The Holders of Allowed NTFC Capital Claims against FFSI are entitled to vote to accept or reject the Plan.

        (e) FFSI Class 2E - Other Secured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FFSI agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 2B - Bank Claims, Class 2C - Convertible Secured Note Claims or Class 2D - NTFC Capital Claims as set forth above), each Holder of an Allowed Other Secured Claim against FFSI shall receive one of the following alternative treatments, at the election of FFSI:

                            (A) the legal, equitable and contractual rights of the Holders of Allowed FFSI Other Secured Claims shall be unaltered by this Plan;

                            (B)  with respect to a Holder having a first
                                 priority security interest in Collateral securing such Claim, FFSI shall surrender all Collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against FFSI or Reorganized FFSI; or

                            (C) such Claim will be otherwise treated in any other manner so that such Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any FFSI Other Secured Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: FFSI Class 2E is not Impaired. The Holders of Allowed FFSI Other Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (f) FFSI Class 2F - Convenience Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FFSI agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 2B - Bank Claims, Class 2C - Convertible Secured Note Claims, Class 2D - NTFC Capital Claims or Class 2E - Other Secured Claims as set forth above), each Holder of an Allowed Convenience Claim against FFSI shall receive on the Effective Date the amount of its Allowed Claim.

                    (ii) VOTING: FFSI Class 2F is not Impaired. The Holders of Allowed FFSI Convenience Claims are conclusively presumed to have accepted the Plan pursuant to
                            Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (g) FFSI Class 2G - General Unsecured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and FFSI agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 2B - Bank Claims, Class 2C - Convertible Secured Note Claims, Class 2D - NTFC Capital Claims, Class 2E - Other Secured Claims or Class 2F - FCC Convenience Claims as set forth above), each Holder of an Allowed General Unsecured Claim against

                            FFSI shall receive (a) its Pro Rata share of fifteen percent (15%) of $65 million stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan fifteen percent (15%) of the total equity value of Reorganized FCC prior to any dilution from Reorganized FCC warrants or options issued pursuant to the New Key Employee Incentive Plan), and (b) its Pro Rata share of 588,235 Reorganized FCC Five Percent Warrants and its Pro Rata share of 2,941,176 Reorganized FCC Twenty Percent Warrants, in exchange for the amount of its Allowed Claim.

                    (ii)    VOTING: FFSI Class 2G is Impaired.

        (h) FFSI Class 2H - Intercompany Interests

                    (i) TREATMENT: Each Intercompany Interest in FFSI shall be an Allowed FFSI Intercompany Interest and each holder of an Allowed FFSI Intercompany Interest shall, on the Effective Date, retain its FFSI Intercompany Interest.

                    (ii) VOTING: FFSI Class 2H is not Impaired and the Holders of FFSI Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.5 CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN SUBSIDIARY DEBTORS

        (a) Subsidiary Debtors Class 3A - Other Priority Claims

                    (i) TREATMENT: The legal, equitable and contractual rights of the Holders of Allowed Other Priority Claims against the Subsidiary Debtors are unaltered by the Plan. Unless the Holder of an Allowed Subsidiary Debtors Other Priority Claim and the Subsidiary Debtors agree to a different treatment, each Holder of an Allowed Subsidiary Debtors Other Priority Claim shall receive one of the following alternative treatments, at the election of the Subsidiary Debtors:

                            (A)  to the extent then due and owing on the
                                 Effective Date, such Claim will be paid in full, in Cash by Reorganized Subsidiary Debtors;

                            (B)  to the extent not due and owing on the
                                 Effective Date, such Claim will be paid in full in Cash by Reorganized Subsidiary Debtors when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

                            (C) such Claim otherwise will be treated in any manner such that Subsidiary Debtors Class 3A shall not be Impaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any Other Priority Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: Subsidiary Debtors Class 3A is not Impaired. The Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (b) Subsidiary Debtors Class 3B - Bank Claims

                    (i) TREATMENT: Unless the Holder of such an Allowed Claim and the Subsidiary Debtors agree to a different treatment, each Holder of an Allowed Bank Claim against the Subsidiary Debtors shall, in accordance with the Bank Group Support Agreement,
                            (A) have its Bank Claim reinstated, subject to modifications to the Prepetition Credit Facility as set forth in the Restructured Bank Credit Facility, and (B) receive on the Effective Date the amounts more particularly described in Section 3.3(b)(i) of this Plan, and the Agents shall receive the amounts more particularly described in the second sentence of Section 3.3(b)(i). Any default with respect to any Bank Claim against the Subsidiary Debtors that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all outstanding prepetition liens on any property of the Debtors granted to the Agents under the Prepetition Credit Facility shall survive the Effective Date and continue in accordance with the terms of the Restructured Bank Credit Facility, except to the extent determined by the Bankruptcy Court to be invalid, unenforceable or of lesser priority.

                    (ii) VOTING: Subsidiary Debtors Class 3B is Impaired. The Holders of Bank Claims against the Subsidiary Debtors are entitled to vote to accept or reject the Plan.

        (c) Subsidiary Debtors Class 3C - Convertible Secured Note Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and the Subsidiary Debtors agree to a different treatment, (that does not adversely affect the treatment afforded to of Class 3B - Bank Claims as set forth above), each Holder of an Allowed Convertible Secured Note Claim against the Subsidiary Debtors shall receive, in accordance with the Convertible Secured Noteholder Term Sheet attached as EXHIBIT 2, its Pro Rata share of eighty-five percent (85%) of $65 million stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan eighty-five percent (85%) of the total equity value of Reorganized FCC prior to any dilution from Reorganized FCC Warrants or options issued pursuant to the New Key Employee Incentive Plan) in exchange for the amount of its Allowed Claim. Any default with respect to any Convertible Secured Note Claim against the Subsidiary Debtors that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: Subsidiary Debtors Class 3C is Impaired. The Holders of Allowed Convertible Secured Note Claims against the Subsidiary Debtors are entitled to vote to accept or reject the Plan.

        (d) Subsidiary Debtors Class 3D - NTFC Capital Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and the Subsidiary Debtors agree to a different treatment, (that does not adversely affect the treatment afforded to the Holders of Class 3B - Bank Claims or Class 3C - Convertible Secured Note Claims as set above), each Holder of an Allowed NTFC Capital Claim against the Subsidiary Debtors shall receive in exchange for the amount of its Allowed Claim, in accordance with the NTFC Capital Term Sheet attached as EXHIBIT 3, its Pro Rata interest in the Restructured NTFC Capital Loan Facility. Any default with respect to any NTFC Capital Claim against the Subsidiary Debtors that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: Subsidiary Debtors Class 3D is Impaired. The Holders of Allowed NTFC Capital Claims against the Subsidiary Debtors are entitled to vote to accept or reject the Plan.

        (e) Subsidiary Debtors Class 3E - Other Secured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and the Subsidiary Debtors agree to a different treatment, (that does not adversely affect the treatment afforded to the Holders of Class 3B - Bank Claims, Class 3C - Convertible Secured Note Claims or the Holders of Class 3D - NTFC Capital Claims as set forth above), each Holder of an Allowed Other Secured Claim against the Subsidiary Debtors shall receive one of the following alternative treatments, at the election of the Subsidiary Debtors:

                            (A) the legal, equitable and contractual rights of the Holders of Allowed Subsidiary Debtors Other Secured Claims shall be unaltered by this Plan;

                            (B)  with respect to a Holder having a first
                                 priority security interest in Collateral securing such Claim, the Subsidiary Debtors shall surrender all Collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Subsidiary Debtors or Reorganized Subsidiary Debtors; or

                            (C) such Claim will be otherwise treated in any other manner so that such Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

                            Any default with respect to any Subsidiary Debtors Other Secured Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                    (ii) VOTING: Subsidiary Debtors Class 3E is not Impaired. The Holders of Allowed Subsidiary Debtors Other Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (f) Subsidiary Debtors Class 3F - Convenience Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and the Subsidiary Debtors agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 3B - Bank Claims, Class 3C - Convertible Secured Note Claims, Class 3D - NTFC Capital Claims or Class 3E - Other Secured Claims as set forth above), each Holder of an Allowed Convenience Claim against FCC shall receive on the Effective Date the amount of its Allowed Claim.

                    (ii) VOTING: Subsidiary Debtors Class 3F is not Impaired. The Holders of Allowed the Subsidiary Debtors Convenience Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

        (g) Subsidiary Debtors Class 3G - General Unsecured Claims

                    (i) TREATMENT: Unless the Holder of such Allowed Claim and the Subsidiary Debtors agree to a different treatment (that does not adversely affect the treatment afforded to the Holders of Class 3B - Bank Claims, Class 3C - Convertible Secured Note Claims, Class 3D - NTFC Capital Claims, Class 3E - Other Secured Claims or Class 3F - FCC

                            Convenience Claims as set forth above), each Holder of an Allowed General Unsecured Claim against the Subsidiary Debtors shall receive (a) its Pro Rata share of fifteen percent (15%) of $65 million stated value of Reorganized FCC Series A Preferred Stock (which stated value represents on an as-converted basis on the Effective Date of the Plan fifteen percent (15%) of the total equity value of Reorganized FCC prior to any dilution from Reorganized FCC Warrants or options pursuant to the New Employee Incentive Plan), and (b) its Pro Rata share of 588,235 Reorganized FCC Five Percent Warrants and its Pro Rata share of 2,941,176 Reorganized FCC Twenty Percent Warrants, in exchange for the amount of its Allowed Claim.

                    (ii) VOTING: Subsidiary Debtors Class 3G is Impaired. The Holders of General Unsecured Claims against the Subsidiary Debtors are entitled to vote to accept or reject the Plan.

        (h) Subsidiary Debtors Class 3H - Intercompany Interests

                    (i) TREATMENT: Each Intercompany Interest against any of the Subsidiary Debtors shall be an Allowed Subsidiary Debtors Intercompany Interest and each holder of an Allowed Subsidiary Debtors Intercompany Interest shall, on the Effective Date, retain its Subsidiary Debtors Intercompany Interest.

                    (ii) VOTING: Subsidiary Debtors Class 3H is not Impaired and the Holders of Subsidiary Debtors Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

                                   ARTICLE IV
                                    CRAMDOWN

        The Plan contemplates the "cramdown" provisions contained in Section 1129(b) of the Bankruptcy Code with respect to Holders of Claims in Classes 1D, 1G, 1H, 1I, 2D, 2G, 3D and 3G. Therefore, the Debtors will request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to any Class that rejects, or is deemed to have rejected the Plan. In addition, the Debtors may amend or modify the Plan in accordance with Section 12.4 hereof.

                                    ARTICLE V
                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED DEBTORS

        (a) Each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under the laws of the State of Delaware or the State of Virginia, as applicable, and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law (provided that four of the Debtors in these jointly administered cases are not proponents of this Plan and shall not become Reorganized Debtors, but shall be dissolved, as set forth in
Article 1.1 of this Plan). Except as otherwise provided in the Plan, the Restructured Bank Credit Facility, or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of each Estate and any property acquired by each of the Debtors under the Plan, shall vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges or other encumbrances and Equity Interests. On and after the Effective Date, each Reorganized Debtor may operate their respective businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. All Intercompany Claims shall continue, on or after the Effective Date, to be carried on the books of the Debtors in the ordinary course in accordance with the Debtors' prior practices with respect to Intercompany Claims.

        (b) Except as otherwise provided in this Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Retained Causes of Action that the respective Debtors may hold against any Entity, including but not limited to those Retained Causes of Action to be listed in the list of Retained Causes of Action to be filed as an Exhibit to the Plan Supplement, shall vest in each respective Reorganized Debtor, and each respective Reorganized Debtor shall retain and may exclusively enforce any and all such claims, rights, or Bankruptcy Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor and the Holders of Allowed Claims entitled to distributions under the Plan. Each Respective Reorganized Debtor shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle or compromise any and all such claims, rights, and Retained Causes of Action without the consent or approval of any third party and subject only to orders of the Bankruptcy Court.

Section 5.2 CANCELLATION OF NOTES, INSTRUMENTS, PREFERRED STOCK, COMMON STOCK AND STOCK OPTIONS; REDUCTION OF PAID-IN CAPITAL OF CERTAIN DEBTORS

        On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, and provided that the treatments provided for herein and the distributions contemplated by Article VII hereof are made, (a) all notes, instruments, certificates, guaranties and other documents of the Debtors evidencing the Secured Claims (other than Bank Claims) shall be canceled and deemed terminated; (b) the FCC 2008 Notes and the FCC 2010 Notes shall be canceled and deemed terminated; (c) all FCC Preferred Stock Interests, including all issued and outstanding shares of preferred stock of such Debtor, shall be canceled and deemed terminated; (d) all FCC Common Stock Interests, including all issued and outstanding shares of common stock of FCC, shall be canceled and deemed terminated, and (e) all options, warrants, conversion, privilege or other legal or contractual right to acquire any FCC Common Stock Interests shall be canceled and deemed terminated. On the Effective Date, except to the extent provided in Sections 7.2 and 7.7 or otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the FCC 2008 Notes Indenture and the FCC 2010 Notes Indenture, shall be deemed to be canceled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code. Upon entry of the Confirmation Order, the paid-in capital of FCC, Focal Communications Corporation of Illinois and Focal Financial Services, Inc. each shall be reduced to the amount set forth with respect to such Debtor in the Plan Supplement for purposes of the Illinois Business Corporation Act of 1983, as amended, 805 ILCS 5/1.01 ET SEQ.

Section 5.3         EFFECTIVENESS OF RELATED DOCUMENTS

        All Plan Documents and/or any other agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously without any further order of the Bankruptcy Court.

Section 5.4         RELEASE OF LIENS AND PERFECTION OF LIENS

        Except as otherwise provided in this Plan, the Restructured Bank Credit Facility, or in any contract, instrument or other agreement or document entered into in connection with the consummation of the Plan: (a) each Holder of (i) a Secured Claim (other than a Bank Claim), (ii) a Claim (other than a Bank Claim) that is purportedly secured, and/or (iii) a judgment, mechanics or similar lien, shall on or immediately before the Effective Date: (x) turn over and release to the Reorganized Debtors any and all property of the Debtors that secures or purportedly secures such Claim as they pertain to the properties currently owned or leased by the Debtors or such liens shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released; and (y) execute such documents and instruments as the Reorganized Debtors request to evidence such Claim Holder's release of such property or lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Debtors' Estates shall be transferred to the Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. Except as otherwise provided in this Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of the Plan, no distribution hereunder shall be made to or on behalf of any Claim Holder (other than Holders of Bank Claims) unless and until such Holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge, or other possessory liens. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

Section 5.5         CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, AND CORPORATE
                    ACTION

        (a) CERTIFICATES OF INCORPORATION AND BY-LAWS. On or as soon as reasonably practicable after the Effective Date, the Certificate of Incorporation, by-laws or other governing documents of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. In addition to the foregoing, Reorganized FCC's Certificate of Incorporation will, among other things: (i) change the number of authorized shares of Reorganized FCC Common Stock and authorize the issuance of Reorganized FCC Common Stock upon the exercise of the Reorganized FCC Warrants to enable the Plan to be consummated (subject to dilution in accordance with the Plan and the Support Agreements), (ii) provide that the par value of the Reorganized FCC Common Stock shall be $0.01 per share, and (iii) authorize the issuance of 10,000,000 shares of Reorganized FCC Series A Preferred Stock at a par value of $0.01 per share and 40,000,000 shares of Reorganized FCC undesignated preferred stock.

        (b) PROXY. The terms of the Reorganized FCC Certificate of Incorporation will provide for, and each Holder of a Convertible Secured Note Claim or General Unsecured Claim (whether or not such Holder votes in favor of the Plan) will be required to execute a letter of transmittal containing, an irrevocable proxy requiring, to the maximum extent permitted by law, each holder of Reorganized FCC Common Stock to appoint Reorganized FCC's Secretary as such holder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote any Reorganized FCC Common Stock at any time acquired or held by such holder (or express consent or dissent to corporate action in writing without a meeting) on only those matters to which a holder of Common Stock would be entitled to vote as a separate class pursuant to applicable law (such as certain amendments to the terms of the Common Stock) in the same proportion as all votes cast by holders of Reorganized FCC Series A Preferred Stock (or in the event no such securities are outstanding, all other votes cast) in the matter for which such shares of Reorganized FCC Common Stock would otherwise be entitled to a separate class vote. This proxy covers only voting rights applicable when the Reorganized FCC Common Stock has a separate class vote under applicable law and does not otherwise limit or affect the rights of the Reorganized FCC Common Stock to vote on all other matters together with the Reorganized FCC Series A Preferred Stock and any other outstanding voting securities. This proxy shall expire when no Reorganized FCC Series A Preferred Stock is outstanding.

        (c) DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS. Subject to any requirement of Bankruptcy Court approval, pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the 10th calendar day before the Confirmation Date, the identity and affiliations of any Person proposed to serve as an initial manager, officer or on the initial boards of directors, as applicable, of the Reorganized Debtors in the Statement of Officers and Directors. To the extent any such Person is an Insider (as defined in Section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed. The classification and composition of the boards of directors shall be consistent with each Reorganized Debtor's Certificate of Incorporation, as applicable. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of each Reorganized Debtor's Certificate of Incorporation or other constituent documents and the applicable state corporation law. Reorganized FCC will have a 9 person board of directors nominated and elected by the holders of the Reorganized FCC Series A Preferred Stock. Certain members of the board of directors of Reorganized FCC will also serve as the members of the board of directors of Reorganized FFSI and the Reorganized Subsidiary Debtors (other than Focal Equipment Finance, LLC and Focal Fiber Leasing, LLC). Each of Focal Equipment Finance, LLC and Focal Fiber Leasing, LLC, as reorganized, will have a manager, which manager shall be Reorganized FFSI.

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

        (d) CORPORATE ACTION. On the Effective Date, all actions contemplated by this Plan shall be authorized and approved in all respects. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed in the name of and on behalf of the Reorganized Debtors to issue, execute, deliver, file or record the agreements, documents, contracts, securities, instruments, releases and other agreements, and take such other actions as may be necessary, to effectuate and further evidence the terms and conditions of the Plan.

        (e) INVESTOR RIGHTS AGREEMENT. On the Effective Date, Reorganized FCC and certain holders of Reorganized FCC Series A Preferred Stock who are members of the Convertible Noteholder Group on the date hereof (each, including its transferees, an "Investor" and collectively, the "Investors") will enter into the Investor Rights Agreement pursuant to which, among other things, each such Investor agrees to vote its shares and take all other reasonable actions within its control as a stockholder of Reorganized FCC so that the Reorganized FCC Board of Directors will:

                    (i)     initially be fixed at nine (9) directors; and

                    (ii)    be comprised of the following designees: (A) four
                            (4) directors designated by the holders of a majority of the Reorganized FCC Series A Preferred Stock, (B) one (1) director designated by the holders of a majority of the Reorganized FCC Series A Preferred Stock initially issued to Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership, (C) one (1) director designated by the Oversight Committee of Unsecured Creditors,
                            (D) two (2) directors, each of whom shall qualify as an Independent Director within the meaning of the Investor Rights Agreement, designated by the holders of a majority of the Reorganized FCC Series A Preferred Stock, and (E) one (1) director who will be Reorganized FCC's chief executive officer.

        The Investor Rights Agreement contains further restrictions regarding the removal and replacement of directors such that the persons originally entitled to designate a person for a directorship are the persons that are entitled to direct the removal and replacement of such director. These voting provisions will terminate upon the earlier of the consummation of a Significant Transaction (as defined in the Reorganized FCC Certificate of Incorporation) and an Reorganized FCC's initial public offering after the Effective Time.

        Reorganized FCC also agrees in the Investor Rights Agreement to (x) maintain directors and officers insurance in an amount and as determined by Reorganized FCC's Board of Directors, (y) provide in Reorganized FCC's certificate of incorporation and bylaws for indemnification and exculpation of Reorganized FCC's Board of Directors to the maximum extent provided by law, and
(z) reimburse the expenses of directors for attending meetings of the Board of Directors.

        Each of the Investors agrees in the Investor Rights Agreement to comply with applicable securities laws regarding the transfer of Reorganized FCC Series A Preferred Stock and in consideration thereof, Reorganized FCC agrees that the Investors will be entitled to certain registration rights regarding the Reorganized FCC Series A Preferred Stock and Reorganized FCC Common Stock issued upon conversion thereof.

        The Investor Rights Agreement also provides that Reorganized FCC will not take any of the following acts without obtaining the prior consent of the holders of 66 - 2/3 of the Reorganized FCC Series A Preferred Stock held by the
Investors: (A) sell its or its subsidiaries stock or other equity securities,
(B) consummate or permit a subsidiary to consummate a Significant Transaction,
(C) sell, lease or otherwise dispose of more than 25% of the consolidated assets of Reorganized FCC and its subsidiaries, (D) liquidate, dissolve or effect a recapitalization or reorganization of Reorganized FCC, (E) amend the Reorganized FCC Certificate of Incorporation or by-laws or file a certificate of designation with respect to any other class or series of preferred Stock, or (F) otherwise agree or consent to any of the foregoing.

        Reorganized FCC and the Investors reserve their respective rights to modify, amend or terminate the Investor Rights Agreement at any time after the Effective Date.

Section 5.6         SOURCES OF CASH FOR PLAN DISTRIBUTION

        All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, or post-Confirmation Date borrowings and/or financing. The Reorganized Debtors may also make such payments using Cash received from their direct or indirect subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course.

Section 5.7         ISSUANCE OF NEW SECURITIES

        On or as soon as is practicable after the Effective Date, Reorganized FCC shall issue, in accordance with the terms of the Plan, (a) $65 million of stated value of Reorganized FCC Series A Preferred Stock, subordinated to the Restructured Bank Credit Facility in accordance with the subordination terms to be filed as part of the Plan Supplement, to be distributed to the Holders of Convertible Secured Note Claims and the Holders of General Unsecured Claims, and
(b) 588,325 Reorganized FCC Five Percent Warrants and 2,941,176 FCC Twenty Percent Warrants to be distributed to the Holders of General Unsecured Claims. The issuance of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants by Reorganized FCC shall be authorized without the need for any further corporate action.

Section 5.8         ESCROWS

        Except as expressly provided in the Plan or as otherwise ordered by the Bankruptcy Court, all escrows previously established prior to and during the Chapter 11 Cases and still in existence on the Effective Date shall continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to the Debtors after the Effective Date shall be used to achieve consummation and carry out the Plan.

Section 5.9         NEW KEY EMPLOYEE INCENTIVE PLAN

        On the Effective Date, Reorganized FCC shall enter into a New Key Employee Incentive Plan pursuant to which options to purchase 1,176,471 shares of Reorganized FCC Common Stock will be set aside for qualified employees. The stock options will be granted to qualified employees pursuant to the terms of the New Key Employee Incentive Plan. The New Key Employee Incentive Plan is subject to approval and adoption by Reorganized FCC's Board of Directors.

Section 5.10        SUBSTANTIVE CONSOLIDATION FOR LIMITED PURPOSES

        This Plan's structure is predicated upon the substantive consolidation of the Debtors' Chapter 11 Cases into a single proceeding solely for the purposes of the Chapter 11 Cases and all actions with respect to voting, confirmation, consummation and implementation of this Plan. Voting will be aggregated by type of Claim without regard to the particular Debtor against whom such Claim is held, i.e., the votes of Bank Claims will be aggregated, the votes of Convertible Secured Note Claims will be aggregated, the votes of NTFC Capital Claims will be aggregated and the votes of General Unsecured Claims will be aggregated. On the Effective Date, and solely for the purposes of this Plan and the distributions and transactions contemplated thereby, the structure of this Plan essentially consolidates all assets and liabilities of the Debtors' Estates into a single estate. This Plan's treatment of Bank Claims and Convertible Secured Note Claims essentially treats all cross-corporate guarantees made by the Debtors prepetition as eliminated, and any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors are essentially deemed to be a single obligation of the consolidated Debtors. All Claims filed or to be filed in connection with any such obligation and such guarantees are essentially deemed to be a single Claim against the consolidated Debtors, and each and every Claim filed in the individual Case of any of the Debtors is essentially deemed to be a single obligation of all of the Debtors under this Plan. Notwithstanding the treatment of such Claims, nothing herein shall affect the obligations of each of the Debtors under this Plan. Notwithstanding the substantive consolidation of these Chapter 11 Cases for purposes of this Plan, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities, and each of the Reorganized Debtors shall continue to pay fees required to be paid under Section 1930 of Title 28 of the United States Code in accordance with Debtors' previous discussion with the Office of the United States Trustee.

        Substantive consolidation of the Chapter 11 Cases for the above-described purposes is supported by the Committee and is warranted for various reasons. As described more specifically below and as set forth in the Liquidation Analysis under Article IX hereof, the benefits of consolidation outweigh any harm to any individual creditor, and it will avoid substantial and unnecessary administrative expense that would be required by accounting and administering separately the assets and liabilities of each of the affiliated Debtors.

        Focal Communications Corporation ("FCC") is the direct or indirect owner of all interests in the subsidiary Debtors in these Chapter 11 Cases. FCC has historically utilized consolidated financial statements. As represented to, and approved by, the Bankruptcy Court in FCC's motion to approve its cash management procedures, income and expenses of the Debtors are collected and paid on a centralized basis, both prior to and after the bankruptcy. Further, the principal component of the debt structure of each of the Debtors is identical:
The assets of each of the Debtors are fully encumbered by the Bank Claims and the Convertible Secured Note Claims. Otherwise, none of the Debtors have unencumbered assets that would permit Creditors of that particular Debtor to receive any greater distribution than Creditors of any other Debtor, and substantive consolidation will have no adverse effect on any Creditor. SEE Liquidation analysis under Article IX hereof. Conversely, failure to substantively consolidate will impose on the Estates the substantial administrative cost and burden of filing and confirming twenty-three (23) separate plans in these Cases, accounting separately for the assets and liabilities of each of the Debtors, and resolving the classification and voting problems that could result from having to classify Claims of one Debtor against the other Debtors. Further, a separation of the Debtors to parties other than their present parent entities that would result from the distribution of the stock of the subsidiaries to third parties could have adverse negative tax consequences, including those relating to net operating losses and built-in losses.

        As a consequence of substantive consolidation under this Plan, distributions under this Plan will be made to all Creditors pro rata, without distinction between Creditors of particular Debtors. The Debtors believe and the Committee has agreed that such equality of treatment is warranted, both for the reasons cited above and because any possibility of actual prejudice to any Creditor or group of Creditors is speculative and is outweighed by the advantages of substantive consolidation.

        In respect to the Avoidance Actions, the consolidation of all such claims of the twenty-three (23) Estates could theoretically prejudice a Creditor of a Debtor that recovered, relative to other Debtors, a greater amount of avoidable transfers in proportion to its creditor claims. Any such prejudice, however, is both unlikely and inherently speculative. Both the law of averages and FCC's centralized cash management system should produce a fairly consistent correlation among the Estates between the amount of recoverable preferences and the amount of creditor claims in any given Estate. Given that the possibility of any material deviation between Estates is inherently speculative, and in view of the arguments that any such deviation should be disregarded in any event due to factors such as FCC's centralized cash management system, substantive consolidation is warranted as to Debtors' avoidance recoveries.

        Unless the Bankruptcy Court has ordered substantive consolidation of the Cases before the Confirmation Hearing, this Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any holder of a Claim in a Class impaired by this Plan on or before the deadline for submitting objections to this Plan or such other date as may be established by the Bankruptcy Court, an order approving substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

        OBJECTIONS TO SUBSTANTIVE CONSOLIDATION FOR LIMITED PURPOSES UNDER THIS PLAN

        Various parties have taken the position that the retention by FCC and Focal Financial Services of the stock of their direct subsidiaries violates the absolute priority rule of Section 1129(b) of the Bankruptcy Code. The Debtors dispute this position and believe that there is ample legal authority supporting the authorization of substantive consolidation for the limited purposes sought by the Debtors under this Plan.

                                   ARTICLE VI
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1         ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (a) have been rejected by Final Order of the Bankruptcy Court, (b) are the subject of a motion to reject pending on the Effective Date, (c) are identified on a list (the "List") of agreements to be rejected, which List is an exhibit to the Plan Supplement, or (d) are rejected pursuant to the terms of the Plan. The Debtors reserve the right to add or remove any executory contract or unexpired lease from the List (a) prior to entry of the Confirmation Order by the Bankruptcy Court. The Debtors reserve the right to add or remove any executory contract or unexpired lease from the List (a) prior to entry of the Confirmation Order by the Bankruptcy Court, or (b) upon entry of a Final Order pursuant to Section 6.3 of the Plan in the event the requisite "cure" payment determined by the Court renders assumption of such executory contract or unexpired lease not to be economically feasible. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Recognized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The non-Debtor parties to any rejected subleases will be responsible for taking all steps necessary to retrieve, at their expense, all personal property in, and to surrender, the premises that are the subject of such leases.

Section 6.2         CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR
                    UNEXPIRED LEASES

        All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection (or such different date that is established by such rejection order or other order of the Bankruptcy Court). Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their respective Estates and property unless otherwise ordered by the Bankruptcy Court or provided for in the Plan. All such Allowed Claims for which proofs of claim are required to be filed will be, and will be treated as, Allowed General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under Section 502(b) of the Bankruptcy Code or otherwise.

Section 6.3         CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND
                    UNEXPIRED LEASES

        Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(l) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any

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

other matter pertaining to assumption, the cure payments required by Section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4         INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

        The obligations of the Debtors to indemnify any Person or Entity serving at any time on or after October 1, 2002 as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity (a "Covered Person"), to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. The foregoing shall not apply to any obligation to indemnify any current defendant in the IPO Litigation, except to the extent of any insurance coverage for such liability.

Section 6.5         COMPENSATION AND BENEFIT PROGRAMS

        Except as otherwise expressly provided herein, all employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, vacation and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code whether or not such plans, policies and programs are identified on the List.

                                   ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1 DISTRIBUTION FOR CLAIMS AND EQUITY INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

        (a) Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Allowed Claims and Equity Interests that are due and owing as of the Effective Date, and entitled to receive distributions under the Plan, shall be made on the Effective Date or as soon as reasonably practicable thereafter. Pursuant to this Plan, to the extent otherwise permitted, all distributions in respect of any Claim (other than Bank Claims) will be allocated first to the principal amount of such Claim, as determined for federal income tax purposes, and thereafter to the remaining portion of such Claim, if any.] Distributions on account of Equity Interests that become Allowed Equity Interests after the Effective Date shall be made pursuant to Article III above.

        (b) Any payment in Cash to be made by the Debtors or any Disbursing Agent shall be made, at the election of the Debtors or the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.

Section 7.2 DELIVERY AND DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

        (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to Holders of Allowed Claims or Equity Interests shall be made at the address of the Holder of such Claim as indicated in the records of the Debtors. Distributions shall be made in accordance with the provisions of the applicable indenture, participation agreement, loan agreement or analogous instrument or agreement, if any, and the provisions of the Plan, and distributions shall be made to Holders of record as of the Distribution Record Date.

        (b) UNDELIVERABLE DISTRIBUTIONS.

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

                    (i) HOLDING OF UNDELIVERABLE DISTRIBUTIONS. If any Allowed Claim or Equity Interest Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Article VII until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

                    (ii) AFTER DISTRIBUTIONS BECOME DELIVERABLE. Within 20 days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that become deliverable during the preceding calendar quarter.

                    (iii) FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. Any Holder of an Allowed Claim or Equity Interest that does not assert a Claim or Equity Interest pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against or Equity Interest in the Reorganized Debtors or its property. In such cases: (A) any Cash held for distribution on account of such Claims shall be the property of the Reorganized Debtors, free of any restrictions thereon and (B) any Reorganized FCC Series A Preferred Stock held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or Equity Interest.

                    (iv) COMPLIANCE WITH TAX REQUIREMENTS. Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

        (c) TIME BAR TO CASH PAYMENTS. Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim with respect to which the check was originally issued. Any Claim in respect of such a voided check shall be made on or before the second anniversary of the Effective Date. After such date, all Claims and respective voided checks shall be discharged and forever barred and the Reorganized Debtors shall retain all monies related thereto.

Section 7.3         DISTRIBUTION RECORD DATE

        As of the close of business on the Distribution Record Date, the transfer registers for any instrument, security, or other documentation canceled pursuant to Section 5.2 herein shall be closed and the transfer of any such instrument, security, or other documentation, or any interest therein, will be prohibited. Each Reorganized Debtor shall have no obligation to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date, as the case may be.

Section 7.4         TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

        On or as soon as practicable after the Effective Date, each Holder of an Allowed Claim against or Equity Interest in the Debtors shall receive the full amount of the Distributions that the Plan provides for such Allowed Claims or Equity Interests in the applicable Class. Beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.4 below, to Holders of Disputed Claims or Equity Interests in any such Class whose Disputed Claims or Equity Interests were allowed during the preceding calendar

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

quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class.

Section 7.5         SETOFFS AND RECOUPMENTS

        Except as expressly provided in the Plan or any order of the Bankruptcy Court, the Reorganized Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to the Plan on account of such Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim or Equity Interest; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

Section 7.6         SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

        As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest evidenced by the instruments, securities or other documentation canceled pursuant to Article V above, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtors unless waived in writing by the Debtors or the Reorganized Debtors. Any Reorganized FCC Series A Preferred Stock to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, to the extent required under the Plan, be treated as an undeliverable distribution pursuant to Section 7.2 above.

        (a) CONVERTIBLE SECURED NOTES. On or prior to the Effective Date, each Holder of an Convertible Secured Note Claim shall tender its Convertible Secured Notes relating *o such Claim to Reorganized FCC in accordance with written instructions to be provided to such Holders by FCC or Reorganized FCC. Such instructions shall specify that delivery of Convertible Secured Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Convertible Secured Notes in accordance with such instructions. All such surrendered Convertible Secured Notes shall be marked as canceled.

        (b) FAILURE TO SURRENDER CANCELED INSTRUMENTS. Any Holder of Convertible Secured Notes that fails to surrender or is deemed to have failed to surrender the applicable Convertible Secured Notes required to be tendered hereunder within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Convertible Secured Notes discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such cases, any Reorganized FCC Series A Preferred Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth above in Section 7.2.

Section 7.7         LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES

        Any Holder of a Claim evidenced by a Convertible Secured Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Convertible Secured Note, deliver to Reorganized FCC: (a) evidence reasonably satisfactory to Reorganized FCC of the loss, theft, mutilation or destruction, and (b) such security or indemnity as may be required by Reorganized FCC to hold Reorganized FCC harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. In compliance with this Article VII by a Holder of a Claim evidenced by a Convertible Secured Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note, debenture or bond.

Section 7.8         FRACTIONAL SHARES

        No fractional shares of Reorganized FCC Series A Preferred Stock in lieu thereof shall be distributed. When any Issuance of a fraction of a share of Reorganized FCC Series A Preferred Stock would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole Reorganized FCC Series A Preferred Stock share, as applicable, or a rounding down of such fraction (in the case of less than .50).

Section 7.9         ROUNDING AND DE MINIMUS AMOUNTS

        Notwithstanding any other provision of the Plan, payments of fractions of Dollars shall not be made. Whenever any payment of a fraction of a Dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole Dollar (up or down), with half Dollars being rounded up. If a cash payment otherwise provided for by the Plan with respect to an Allowed Claim would be less than ten ($10.00) Dollars (whether in the aggregate or on any payment date provided in the Plan), notwithstanding any contrary provision of the Plan, the Distribution Agent shall not be required to make such payment unless a request therefore is made in writing to the Distribution Agent.

Section 7.10        GLOBAL CERTIFICATES AND GLOBAL WARRANTS

        (a) BOOK-ENTRY, DELIVERY AND FORM.

        This Plan contemplates the distribution of Reorganized FCC Series A Preferred Stock to the Holders of Allowed Convertible Secured Note Claims and the distribution of the Reorganized FCC Series A Preferred Stocks and Reorganized FCC Warrants to the Holders of Allowed General Unsecured Claims. The Holder of such a Claim, to receive such distribution, will need to open an account with the Depository Trust Company (the "Depository" or "DTC") or with a securities broker, dealer or other organization that has access to DTC's book-entry system, as more particularly set forth below.

        Reorganized FCC intends to initially issue the Reorganized FCC Series A Preferred Stock to holders of Convertible Secured Note Claims (Classes 1C, 2C and 3C) and the Reorganized FCC Series A Preferred Stock and the Reorganized FCC Warrants to the Holders of the General Unsecured Claims (Classes 1G, 2G, and 3G) in "book-entry" form through the facilities of The Depositary Trust Company, or DTC. This means that Reorganized FCC will not issue physical certificates representing the Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants to each individual holder of a Convertible Secured Note Claim or a General Unsecured Claim, but instead will issue one or more global certificates registered in the name of DTC or its nominee to represent all of the shares of Reorganized FCC Series A Preferred Stock and all of the Reorganized FCC Warrants to be issued under the Plan. DTC will, in turn, electronically credit to the accounts of individual holders of Convertible Secured Note Claims and General Unsecured Claims such number of shares of Reorganized FCC Series A Preferred Stock and such number of Reorganized FCC Warrants as such holders are entitled to receive under the Plan. In order to have such shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants properly credited in electronic format, each holder will need to have an account with DTC or with a securities broker, dealer or other organization that has access to DTC's book-entry system. Most securities brokers and dealers, including such well known firms as Charles Schwab & Co., e*trade, Ameritrade, JP Morgan, Soloman Smith Barney, Banc of America Securities, Bear, Stearns & Co. Inc., Credit Suisse First Boston, Goldman, Sachs, Lehman Brothers, Merrill Lynch, Morgan Stanley and CIBC World Markets, have access to DTC's book-entry system. There may be a fee associated with the establishment of an account; Holders will be responsible for paying the fee. Prior to the consummation of the Plan, Reorganized FCC will distribute to each holder of a Convertible Secured Note Claim and General Unsecured Claim detailed instructions that such holder will have to forward to its securities broker, dealer or other organization that will hold its book-entry securities to arrange for the distribution of its FCC Series A Preferred Stock and/or Reorganized FCC Warrants under the Plan.

        Debtors believe that issuing the Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants in "book-entry" form will facilitate both the initial distribution of such securities under the Plan, subsequent transfers by the holders thereof following the consummation of Plan and the issuance of Reorganized FCC Common Stock upon the conversion of the Reorganized FCC Series A Preferred Stock or exercise of the Reorganized FCC Warrants by the holders thereof. Although Debtors do not currently intend to list the Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants on any national securities exchange or inter-dealer quotation systems, such securities (and the Reorganized FCC Common Stock in which they are convertible into or exercisable for, as the case may be) will generally be freely tradable under the Securities Act and the various state securities laws and thus will be able to be resold by the holders thereof following the consummation of the Plan. SEE "Section 1145(a) of the Bankruptcy Code" for a complete discussion of the ability of such securities to be resold following the consummation of the Plan. Issuing the Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants in "book-entry" form will eliminate the need for the physical movement of securities certificates upon the sale or other disposition by the holders thereof (including the conversion into, or exercise for, shares of Reorganized FCC Common Stock). This will generally speed up the settlement of such transactions (i.e., the amount of time it takes for a seller to receive the proceeds from the sale of securities) involving the Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants following the consummation of the Plan. The benefits of issuing securities in "book-entry" form (as compared to issuing physical certificates) is evidenced by the fact that substantially all of the securities publicly traded in the United States are issued in book-entry form and substantially all of the transactions involving such securities are settled through DTC or a similar clearing organization.

        To effect the foregoing, Reorganized FCC will initially issue the Reorganized FCC Series A Preferred Stock in the form of one or more global certificates (the "Global Certificates") and the Reorganized FCC Warrants in the form of one or more global warrants (the "Global Warrants"). The Global Certificates and Global Warrants will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Holders of Convertible Secured Note Claims (Classes 1C, 2C and 3C) and General Unsecured Claims (Classes 1G, 2G and 3G) may hold their beneficial interests in the Global Certificates and Global Warrants directly through the Depository if such Holder has an account with the Depository or indirectly through a broker, dealer or other organization that has access to the Depository's book entry system. Holders of Convertible Secured Note Claims (Classes 1C, 2C and 3C) and General Unsecured Claims (Classes 1G, 2G and 3G) must have an account with the Depository or an account with an organization that has access to the Depository's book-entry system in order to receive their beneficial interests in the Global Certificates and Global Warrants to be issued under the Plan.

        The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The Rules applicable to the Depository and its participants and indirect participants are on file with the SEC. There may be a fee associated with the establishment of an account; Holders will be responsible for paying that fee.

        The Depository has advised the Debtors as follows:

                    (i) the Depository is a limited-purpose trust company organized under the laws of the State of New York,

                    (ii)    the Depository is a member of the Federal Reserve
                            System,

                    (iii) the Depository is a "clearing corporation" with the meaning of the New York uniform Commercial Code; and

                    (iv) the Depository is a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        Reorganized FCC expects that pursuant to procedures established by the Depository, upon the deposit of the Global Certificates and Global Warrants with the Depository, the Depository will credit, on its book-entry registration and transfer system, the aggregate number of shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants represented by such Global Certificates and Global Warrants to the accounts of participants, who, in turn, will credit the accounts of indirect participants. The accounts to be credited shall be designated by each Holder of Convertible Secured Note Claims (Classes 1C, 2C and 3C) and General Unsecured Claims (Classes IG, 2G and 3G) in their respective letters of transmittals delivered to the exchange agent appointed in connection with the Plan. Ownership of beneficial interests in the Global Certificates and Global Warrants will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Certificates and Global Warrants will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Certificates and Global Warrants other than participants). Reorganized FCC expects to issue shares of Reorganized FCC Common Stock upon conversion of the Reorganized FCC Series A Preferred Stock or upon exercise of the Reorganized FCC Warrants in book-entry form as well. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Certificates and Global Warrants.

        So long as the Depository, or its nominee, is the registered holder and owner of the Global Certificates and Global Warrants, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants evidenced by the Global Certificates and Global Warrants for all purposes. The Depository has no knowledge of the actual beneficial owners of the shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants: the Depository's records reflect only the identity of the participants to whose accounts such shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Except as set forth below, as an owner of a beneficial interest in the Global Certificates or Global Warrants, you will not be entitled to have the shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants represented by the Global Certificates or Global Warrants registered in your name, will not receive or be entitled to receive physical delivery of certificated shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants, and will not be considered to be the owner or holder of any shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants under the Global Certificates and Global Warrants. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Certificates or Global Warrants desires to take any action that the Depository, as the holder of the Global Certificates and Global Warrants, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Conveyance of notices and other communications by the Depository to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants may wish to take certain steps to augment transmission to them of notices of significant events with respect to the shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants. Beneficial owners of shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants may wish to determine whether the nominee holding the shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Debtors will make any payments required under the terms of the Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants represented by the Global Certificates and Global Warrants registered in the name of and held by the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Certificates and Global Warrants. However, as set forth above, each Holder will be responsible for paying any fee associated with the establishment of an account with DTC or with a securities broker or dealer for the purpose of enabling the Holder to receive that Holder's distribution of the Reorganized FCC Series A Preferred

Stock and Reorganized FCC Warrants represented by the Global Certificates and Global Warrants. Similarly, Debtors will issue any shares of Reorganized FCC Common Stock issuable upon the conversion of the Reorganized FCC Series A Preferred Stock or exercise of the Reorganized FCC Warrants represented by the Global Certificates and Global Warrants to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Certificates and Global Warrants.

        Debtors expect that the Depository or its nominee, upon receipt of any payment on the Global Certificates and Global Warrants, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Certificates and Global Warrants as shown on the records of the Depository or its nominee. Debtors also expect that payments by participants or indirect payments to owners of beneficial interests in the Global Certificates and Global Warrants held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificates and Global Warrants for any shares of reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Certificates and Global Warrants owning through such participants.

        Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates and Global Warrants among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor securities depository is not obtained, Reorganized FCC Series A Preferred Stock certificates and Reorganized FCC Warrant certificates are required to be printed and delivered as described below under "Certificated Shares and Warrants." Reorganized FCC will not have any responsibility or liability for the performance by the Depository or its participants or indirect participants or their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that Debtors believe to be reliable, but Debtors do not take any responsibility for the accuracy thereof.

        This Plan further contemplates the issuance of Reorganized FCC Common Stock upon conversion of the Reorganized FCC Series A Preferred Stock or the exercise of the Reorganized FCC Warrants. The Debtors presently intend to initially issue the Reorganized FCC Common Stock in "book-entry" form as set forth above.

        (b) Certificated Shares and Warrants.

        Subject to the terms and conditions set forth in the Reorganized FCC Certificate of Incorporation and the Reorganized FCC Warrant Agreement, Global Certificates and Global Warrants will be exchanged by Reorganized FCC for certificated shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants if and only if:

        - Reorganized FCC delivers to the transfer agent notice from the Depository that it is unwilling or unable to act or continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Reorganized FCC within 120 days after the date of such notice from the Depository, or

        - Reorganized FCC in its sole discretion determines that the Global Certificates (in whole but not in part) or Global Warrants (in whole but not in part) should be exchanged for certificated shares of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants, as applicable, and delivers a written notice to such effect to the exchange agent.

        Any share of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants that are exchangeable as described above is exchangeable for certificated shares of Reorganized FCC Series A Preferred Stock or Reorganized FCC Warrants issuable in such names as the Depository shall direct.

        Notwithstanding the foregoing, if Reorganized FCC reasonably determines that any portion of the beneficial interests in such Global Certificates or Global Warrants would be held by a Person that is an "underwriter" with respect to such securities or an "affiliate" of Reorganized FCC, Reorganized FCC may require that such beneficial interest be issued in the form of a certificated share of Reorganized FCC Series A Preferred Stock and Reorganized FCC Warrants which will bear a restrictive legend. SEE "Section 1145(a) of the Bankruptcy Code."

                                  ARTICLE VIII
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1         CHARACTERIZATION OF DISPUTED CLAIMS

        Pursuant to Section llll(a) of the Bankruptcy Code, a proof of claim is deemed filed under Section 501 of the Bankruptcy Code if that Claim is included in the Schedules filed under Section 521 or 1106(a)(2) of the Bankruptcy Code and is deemed filed in the amount listed on the Schedules, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated Claim must be asserted by its Holder, or an indenture trustee representing such Holder, by the timely filing of a proof of claim. If a proof of claim is not filed in a timely manner, the Claim shall be deemed to be barred and/or otherwise disallowed. Any Administrative Claim that is not timely filed in accordance with Section 2.1 of this Plan by any Administrative Claim bar date established in these Chapter 11 Cases shall be barred.

Section 8.2         PROSECUTION OF OBJECTIONS TO CLAIMS AND EQUITY INTERESTS

        From and after the Confirmation Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Equity Interests without approval of the Bankruptcy Court and shall have the exclusive authority to file objections, contest, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests.

        Any objections to Claims and Equity Interests (other than Claims and Equity Interests Allowed by the Plan) shall be filed by the latest of (i) one hundred twenty (120) days after the Effective Date, (ii) thirty (30) days after a proof of Claim, proof of Equity Interest or application for an Administrative Claim is filed and properly served upon the Debtors, or (iii) such later date as may be fixed by the Bankruptcy Court (including any order entered on a Motion to extend any of the aforesaid dates, which order shall not require or constitute a modification of this Plan).

Section 8.3         ESTIMATION OF CLAIMS

        The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court, except that after the Effective Date the Reorganized Debtors may compromise, settle or resolve any such Claims without further Bankruptcy Court approval.

Section 8.4 PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS OR DISPUTED EQUITY INTERESTS

        Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Article VIII, as soon as practicable after a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Holder of such Allowed Claim or Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) or Equity Interest and a Disputed Claim(s) or Equity Interest will receive the appropriate payment or distribution on the Allowed Claim(s) or Equity Interest, although, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) or Equity Interest until such dispute is resolved by settlement or Final Order. Unless otherwise ordered by the Bankruptcy Court, none of the Debtors or the Reorganized Debtors shall be obligated to establish any reserves in respect of any Disputed Claim or Equity Interest.

                                   ARTICLE IX
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

Section 9.1         CONDITIONS PRECEDENT TO CONFIRMATION

        The confirmation of the Plan shall be subject to the following conditions precedent, which shall have been satisfied or waived pursuant to the provisions of Section 9.3 hereof:

        (a) the Clerk of the Bankruptcy Court shall have entered an order granting approval of the Disclosure Statement and finding that it contains adequate information pursuant to Section 1125 of the Bankruptcy Code and that order shall have become a Final Order;

        (b) the Confirmation Order in form and substance reasonably acceptable to the Debtors and the Agents shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court;

        (c) the Restructured Bank Credit Facility, in form and substance reasonably acceptable to the Bank Group and the Debtors, shall have been filed as an Exhibit to the Plan Supplement;

        (d) a subordination term sheet, satisfying the condition of clause l(c) of the Convertible Noteholder Term Sheet, in form and substance reasonably acceptable to the Agents, the Convertible Noteholder Group and the Debtors, shall have been filed as an Exhibit to the Plan Supplement; and

        (e) the business terms of the Restructured NTFC Capital Loan Facility, if different from those previously agreed to with the Agents, or the treatment of the NTFC Capital Claims pursuant to this Plan, if different from that previously agreed to with the Agents, shall be reasonably satisfactory to the Agents, and shall have been filed as an Exhibit to the Plan Supplement.

Section 9.2         CONDITIONS PRECEDENT TO CONSUMMATION

        The consummation of the Plan shall be subject to the following conditions precedent, which shall have been satisfied or waived pursuant to the provisions of Section 9.3 hereof:

        (a) ten days shall have passed since the entry of the Confirmation Order, and the Confirmation Order shall have become a Final Order;

        (b) the Bank Group and the Agents shall have received the recovery described in Section 3.3 hereof for the holders of Bank Claims and the Agents in accordance with Section 3.3 hereof and the Term Sheet;

        (c) the closing of the Restructured Bank Credit Facility shall have occurred;

        (d) the closing of the Restructured NTFC Capital Loan Facility shall have occurred;

        (e) the Reorganized FCC Certificate of Incorporation and each other Debtor's amended certificate of incorporation or amended LLC formation certificate, as applicable, shall have been filed with the Secretary of State of such Debtor's state of formation;

        (f) the Reorganized FCC Warrant Agreement shall have been executed;

        (g) the Investor Rights Agreement shall have been executed;

        (h) the New Key Employee Incentive Plan shall have been approved and adopted by Reorganized FCC's Board of Directors and shall have been executed;

        (i) all authorizations, consents and regulatory approvals required (if any) in connection with the effectiveness of the Plan shall have been obtained; and

        (j) all other actions and documents, including without limitation the subordination term sheet referred to in Section 9.1(d), necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or duly executed and delivered.

Section 9.3         WAIVER OF CONDITIONS

        The Debtors, with the consent of the Agents, may waive any of the conditions precedent to confirmation of the Plan or to consummation of the Plan set forth in this Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

Section 9.4         EFFECT OF NON-OCCURRENCE OF CONDITIONS TO CONSUMMATION

        If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                    ARTICLE X
                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1        RELEASES

        In consideration of the contributions of certain parties to the Chapter 11 Cases commenced by the Debtors including, but not limited to the waiver by certain parties (or their Affiliates) of rights against the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions.

        (a) RELEASES BY DEBTORS AND REORGANIZED DEBTORS. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as Debtor-in-Possession, (i) shall be deemed to have (A) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and other Liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter existing, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, condition, event or other occurrence taking place or existing on or prior to the Effective Date since the beginning of time in any way directly, indirectly or derivatively arising from or related to the Debtors, the Reorganized Debtors, their respective operations or their securities, any act or omission related to service with or for or on behalf of Debtors, the Chapter 11 Cases, the Plan or any act taken pursuant thereto, or the Disclosure Statement (collectively, the "RELEASED LIABILITIES"), and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors or their Estates, against any of the D&O Releasees (other than in cases of willful misconduct or for money borrowed from or owed to the Debtors or their subsidiaries by any such D&O Releasee as set forth in books and records), and (B) forever covenanted with each of the D&O Releasees not to sue, assert any claim or claims against or otherwise seek recovery from any D&O Releasee, whether based on tort, contract or otherwise (except in cases of willful misconduct) in connection with any of the foregoing; and (ii) shall be deemed to have (A) forever released, waived and discharged all avoidance and recovery actions under Bankruptcy Code sections 544, 545, 547, 548, 549, 550, 551 and/or 553 ("Avoidance Actions") that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors or their Estates, against any of the Holders of Bank Claims (or their predecessors-in-interest with respect to transferred Claims) and/or Convertible Secured Note Claims (or their predecessors in-interest with respect to transferred Claims), and (B) forever covenanted with each such Holder not to commence any Avoidance Action against or otherwise seek recovery from such Holder or its predecessors in-interest. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as Debtor-in-Possession, shall be deemed to have (i) forever released, waived and discharged all claims against each member of the Committee with respect to that member's actions taken on behalf of the Committee, and all claims against each of the Committee's professionals for actions taken in their capacity as such.

        (b) RELEASES BY HOLDERS OF CLAIMS AND EQUITY INTERESTS. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, (i) each Holder of a Claim or Equity Interest that has voted to accept the Plan, and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other Holders of Claims and Equity Interests who are members of a Class consolidated for voting purposes which consolidated Class has voted to accept the Plan (and expressly excepting those who are conclusively presumed to have rejected the Plan pursuant to Section 1126 (g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan), in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan, the Reorganized FCC Series A Preferred Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each Holder that has held, holds or may hold a Claim or Equity Interest, as applicable, shall be deemed to have (A) forever released, waived and discharged all Released Liabilities against any of the D&O Releasees (other than in cases of willful misconduct or claims or interests unrelated to the Debtors), and (B) forever covenanted with each of the D&O Releasees not to sue, assert any claim or claims against or otherwise seek recovery from any D&O Releasee, whether based on tort, contract or otherwise (other than in cases of willful misconduct) in connection with any of the foregoing. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, (i) each Holder of a Claim or Equity Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other Holders of Claims and Equity Interests who are members of a Class consolidated for voting purposes which consolidated Class has voted to accept the Plan (and expressly excepting those who are conclusively presumed to have rejected the Plan pursuant to
Section 1126 (g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan), in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan, the Reorganized FCC Series A Preferred Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each Holder that has held, holds or may hold a Claim or Equity Interest, as applicable, shall be deemed to have (i) forever released, waived and discharged all claims against each member of the Committee with respect to that member's actions taken on behalf of the Committee (other than in cases of willful misconduct), and all claims against each of the Committee's professionals for actions taken in their capacity as such (other than in cases of willful misconduct).

Section 10.2        EXCULPATION

        None of the Debtors, the Reorganized Debtors, any of the D&O Releasees, the Disbursing Agent, the Committee, the Indenture Trustee, or any of their respective professionals or any members of Committee shall have or incur any liability to, or be subject to any right of action by, any Holder of any Claim or Equity Interest, or any other party in interest, or any of their respective members, directors, officers, shareholders, employees, attorneys, financial advisors, agents and representatives, or any of their successors or assigns for any act or omission in connection with, or arising out of the Debtors' restructuring, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Documents, the Support Agreements, the solicitation of votes for, and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of the Plan except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing in this Section 10.2 shall be construed to abrogate the obligations of the Reorganized Debtors under the Plan Documents upon the occurrence of the Effective Date.

Section 10.3        INJUNCTION

        EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER SHALL PROVIDE, AMONG OTHER THINGS, BY EXPRESS PROVISION OR BY CONFIRMING THIS PLAN, THAT ALL PERSONS AND ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS ARE, WITH RESPECT TO THOSE CLAIMS AND EQUITY INTERESTS, PERMANENTLY ENJOINED, ON AND AFTER THE CONFIRMATION DATE, FROM:

        (a) (i) ASSERTING, COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, ANY OF THE D&O RELEASEES, COMMITTEE MEMBERS OR COMMITTEE PROFESSIONALS TO THE EXTENT OF ANY RELEASE PURSUANT TO ARTICLE 10.1 OF THIS PLAN OR ANY PERSON OR ENTITY EXCULPATED PURSUANT TO ARTICLE 10.2 OF THIS PLAN, ANY ACTION AGAINST ANY OF THEIR RESPECTIVE ASSETS, AND ANY OTHER OR FURTHER CLAIM OR EQUITY INTEREST BASED UPON ANY DOCUMENT, INSTRUMENT OR ACT, OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE; (ii) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY, BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD OR DECREE OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, ANY OF THE D&O RELEASEES, COMMITTEE MEMBERS OR COMMITTEE PROFESSIONALS TO THE EXTENT OF ANY RELEASE PURSUANT TO ARTICLE 10.1 OF THIS PLAN, OR ANY PERSON OR ENTITY EXCULPATED PURSUANT TO ARTICLE 10.2 WITH RESPECT TO ANY SUCH ACTION REFERRED TO IN CLAUSE (a)(i) ABOVE; (iii) CREATING, PERFECTING OR ENFORCING ANY LIEN OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, ANY OF THE D&O RELEASEES, COMMITTEE MEMBERS OR COMMITTEE PROFESSIONALS TO THE EXTENT OF ANY RELEASE PURSUANT TO ARTICLE 10.1 OF THIS PLAN, OR ANY PERSON OR ENTITY EXCULPATED PURSUANT TO ARTICLE 10.2, WITH RESPECT TO ANY SUCH ACTION REFERRED TO IN CLAUSE (a)(i) ABOVE; (iv) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENTS OF ANY KIND AGAINST ANY OBLIGATION DUE THE DEBTORS, THE REORGANIZED DEBTORS, ANY OF THE D&O RELEASEES, COMMITTEE MEMBERS OR COMMITTEE PROFESSIONALS TO THE EXTENT OF ANY RELEASE PURSUANT TO ARTICLE 10.1 OF THIS PLAN, OR ANY PERSON OR ENTITY EXCULPATED PURSUANT TO ARTICLE 10.2 OF THIS PLAN, WITH RESPECT TO ANY SUCH ACTION REFERRED TO IN CLAUSE (a)(i) ABOVE; AND (v) ANY ACTION, IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM OR COMPLY WITH THE PLAN; AND

        (b) ALL PERSONS AND ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, EQUITY INTEREST, INTEREST OBLIGATION, DEBT RIGHT, REMEDY OR LIABILITY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE X; PROVIDED, HOWEVER, THAT THIS INJUNCTION SHALL NOT PRECLUDE POLICE OR REGULATORY AGENCIES FROM FULFILLING THEIR STATUTORY DUTIES.

                                   ARTICLE XI
                            RETENTION OF JURISDICTION

Section 11.1        RETENTION OF JURISDICTION

        Notwithstanding the entry of the Confirmation Order, the Bankruptcy Court shall retain such jurisdiction as legally permissible, including, without limitation, jurisdiction to:

        (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

        (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

        (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

        (d) Ensure that distributions to Holders of Allowed Claims or Allowed Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article VIII;

        (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

        (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, including, but not limited to, modification or amendment thereof pursuant to Section 12.4 of the Plan, and all contracts, instruments, releases, indentures and other agreements or documents created under, or in connection with, the Plan or the Disclosure Statement;

        (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation or enforcement of the Plan, the Plan Documents or any Person's or Entity's obligations incurred under, or in connection with, the Plan or the Plan Documents;

        (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

        (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

        (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

        (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Plan Documents or any contract, instrument, release, indenture or other agreement or document created under, or in connection with, the Plan or the Disclosure Statement;

        (1) Enter an order or final decree concluding the Chapter 11 Cases;

        (m) Resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Equity Interests or the administration thereof;

        (n) Resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the applicable Claims Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of the Plan for the purpose of determining whether a Claim or Equity Interest is discharged hereunder or for any other purpose;

        (o) Recover all assets of the Debtors and property of the Estates, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code to the extent not released and waived pursuant to the terms and conditions of the Plan; and

        (p) Hear and resolve all matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

Section 12.1        DISSOLUTION OF COMMITTEES

        On the Effective Date, all Committees shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.2        PAYMENT OF STATUTORY FEES

        All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to
Section 1128 of the Bankruptcy Code, shall be paid by the Debtors on or before the Effective Date, and thereafter shall be paid by Reorganized FCC through the date of entry of the final decree in the Debtors' Chapter 11 Cases. The amount of fees payable by each Debtor under Section 1930 of Title 28 of the United States Code is determined by allocating cash disbursements to each Debtor in proportion to the revenue received by each individual Debtor over the total revenue received by all of the Debtors.

Section 12.3        DISCHARGE OF DEBTORS

        Except as otherwise provided herein or the Confirmation Order, pursuant to Section 1141(d) of the Bankruptcy Code, (a) the rights afforded in the Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against the Debtors, the Reorganized Debtors, or any of their Estates, assets or properties, (b) on the Effective Date, all such Claims against, and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (c) all Persons and Entities shall be precluded from asserting against the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

Section 12.4        MODIFICATION OF THE PLAN

        The Debtors reserve the right, with the consent of the Agents, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

Section 12.5        REVOCATION OR WITHDRAWAL OF PLAN

        The Debtors reserve the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if the Effective Date does not occur, then the Plan shall be deemed null and void, and of no force or effect.

Section 12.6        SUCCESSORS AND ASSIGNS

        The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Section 12.7        RESERVATION OF RIGHTS

        Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.8        SECTION 1145 EXEMPTION

        Pursuant to Section 1145(a) of the Bankruptcy Code, any offer, issuance, transfer or exchange of Reorganized FCC Series A Preferred Stock, the Reorganized FCC Warrants, the Reorganized FCC Common Stock or other securities under the Plan, or the issuance of Reorganized FCC Common Stock upon conversion of the Reorganized FCC Series A Preferred Stock or upon exercise of the Reorganized FCC Warrants, or the making or delivery of an offering memorandum or other instrument of offer or transfer related thereto under the Plan shall be exempt from Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an Issuer or a security.

Section 12.9        HEADINGS

        Headings utilized in the Plan are for the convenience of reference only and shall not constitute a part of the Plan for any other purpose.

Section 12.10       GOVERNING LAW

        Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

Section 12.11       SEVERABILITY

        Except as to terms which would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

Section 12.12       IMPLEMENTATION

        The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in the Plan.

Section 12.13       INCONSISTENCY

        In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

Section 12.14       FURTHER ASSURANCES

        The Debtors, the Reorganized Debtors and all Holders of Claims and Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Section 12.15       SERVICE OF DOCUMENTS

        Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

                    Focal Communications Corporation
                    200 N. LaSalle Street, Suite 1100
                    Chicago, Illinois 60601
                    Attn: General Counsel

                    with copies to:

                    Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. 919 N. Market Street
                    Wilmington, Delaware 19899
                    Telephone: (302) 652-4100
                    Facsimile: (302) 652-4400
                    Attn: Laura Davis Jones

Section 12.16       EXEMPTION FROM CERTAIN TRANSFER TAXES

        Pursuant to Section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, Instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security Interest;
(c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

Section 12.17       COMPROMISE OF CONTROVERSIES

        Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding claims against the Debtors.

Section 12.18       NO ADMISSIONS

        Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Entity with respect to any matter set forth herein.

Section 12.19       FILING OF ADDITIONAL DOCUMENTS

        On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                               Respectfully Submitted,

                               FOCAL COMMUNICATIONS CORPORATION

                               FOCAL COMMUNICATIONS CORPORATION OF CALIFORNIA

                               FOCAL COMMUNICATIONS CORPORATION OF CONNECTICUT

                               FOCAL COMMUNICATIONS CORPORATION OF FLORIDA

                               FOCAL COMMUNICATIONS CORPORATION OF GEORGIA

                               FOCAL COMMUNICATIONS CORPORATION OF ILLINOIS

                               FOCAL COMMUNICATIONS CORPORATION OF MASSACHUSETTS

                               FOCAL COMMUNICATIONS CORPORATION OF MICHIGAN

                               FOCAL COMMUNICATIONS CORPORATION OF MID-ATLANTIC

                               FOCAL COMMUNICATIONS CORPORATION OF MINNESOTA

                               FOCAL COMMUNICATIONS CORPORATION OF MISSOURI

                               FOCAL COMMUNICATIONS CORPORATION OF NEW JERSEY

                               FOCAL COMMUNICATIONS CORPORATION OF NEW YORK

                               FOCAL COMMUNICATIONS CORPORATION OF OHIO

                               FOCAL COMMUNICATIONS CORPORATION OF PENNSYLVANIA

                               FOCAL COMMUNICATIONS CORPORATION OF TEXAS

                               FOCAL COMMUNICATIONS CORPORATION OF VIRGINIA

                               FOCAL COMMUNICATIONS CORPORATION OF WASHINGTON

                               FOCAL FINANCIAL SERVICES, INC.

                               FOCAL TELECOMMUNICATIONS CORPORATION

                               FOCAL EQUIPMENT FINANCE, LLC

                               FOCAL FIBER LEASING, LLC

                               By: /S/
                                   ---------------------------------
                               Name:
                               Title:

                                    EXHIBIT 1

                              BANK GROUP TERM SHEET

The terms of the Restructured Bank Credit Facility are as follows:

     1. Undrawn revolving commitments under the Prepetition Credit Facility to be terminated.

     2. Debt on the Effective Date ($78 million or less), following reduction by the amount of the payment made pursuant to clause (B) of the first sentence of Section 3.3(b)(i) of the Plan, shall be reinstated on the following terms:

               a. Interest rate: LIBOR plus 5.0% or Prime plus 4.0% (at borrower's election)

               b.   4-year term

               c.   Amortization payments as follows:

                                                                  Amount
                            Fiscal Quarter                     ($ million)
                    -----------------------------------------------------------------
                    Q3 2003                                        1.5
                    Q4 2003                                        1.5
                    Ql 2004                                        1.5
                    Q2 2004                                        1.5
                    Q3 2004                                        3.0
                    Q4 2004                                        3.0
                    Ql 2005 and Quarter thereafter                  10% of outstandings

                    Provided that the above amounts shall be expressed as a percentage which percentage shall be calculated with the numerator equal to the specified amount above and the denominator equal to the amount of outstanding senior indebtedness at the Effective Date.

                    In addition to the above scheduled amortization, the FCC shall make additional amortization payments based upon a cash flow sweep which provides for a mandatory prepayment at the end of each fiscal quarter in an amount equal to the lesser of (i) the amount by which the average daily available cash balance of FCC and the other Debtors (excluding restricted cash) during a fiscal quarter exceeds $20 million (provided that the pro forma cash balance at the end of such fiscal quarter, after giving effect to any such payment, also exceeds $10 million) and (ii) $5 million. Any such mandatory prepayment shall be applied pro rata to outstanding principal (with the effect of reducing pro rata scheduled amortization payments).

                    In addition to the above scheduled amortization and cash flow sweep payments, FCC shall, at the end of each fiscal quarter, commencing with a first payment date of June 30, 2004 at its option either (i) make an additional mandatory prepayment in an amount of $3 million to be applied pro rata to outstanding principal (with the effect of reducing pro rata scheduled amortization payments), or (ii) accrue a PIK fee of $3 million for the ratable benefit of the Bank Group which shall be evidenced by a note secured on the second ranking basis by all of the Collateral (hereinafter defined), provided however that such PIK fee shall not accrue in respect to any fiscal quarter (not to exceed a maximum of four fiscal quarters) for which the ratio on the last day thereof of senior debt to EBITDA minus capital expenditures for the 12 month period ending on such date is less than 2:1. Upon a sale or change of control (other than a change of control resulting from consummation of the Plan) in which the purchaser assumes the bank debt or repays it in full, the provisions of this paragraph shall terminate.

               d. Financial covenants, definitions and baskets to be determined but to include a new minimum cash covenant and a new EBITDA minus Capex covenant.

               e. Except as otherwise contemplated herein, the covenants, representations and warranties and other material terms and provisions of the definitive credit documents shall be substantially the same as those of the Prepetition Credit Facility and otherwise reasonably satisfactory to the Agents with such modifications thereto to reflect the new capital and organizational structure of FCC and the other Debtors following consummation of the Plan.

               f.   Existing cash control accounts to be reaffirmed.

               g. Full collateral and security package to include blanket liens on all assets, subject to pre-existing liens, NTFC liens (referred to in NTFC Capital Term Sheet, PARA b) and other permitted liens (the "Collateral").

               h. Release and waiver of avoidance and recovery actions under Bankruptcy Code sections 544, 545, 547, 548, 549, 550, 551 and 553.

                                    EXHIBIT 2

                    CONVERTIBLE SECURED NOTEHOLDER TERM SHEET

Each Holder of Existing Convertible Secured Notes will receive:

1. Such Holder's Pro Rata share of eighty-five percent (85%) of $65 million Reorganized FCC Series A Preferred Stock containing the following terms:

     a.   8.0% PIK interest;

     b.   optional redemption by Majority Holders on 10th anniversary;

     c.   unsecured and subordinated to the Restructured Bank Credit Facility;
          and

     d.   convertible into shares of FCC Reorganized Common Stock.


2. No cash fees will be paid on account of new preferred stock nor to any equity sponsors for management related activities.

3. Release and waiver of avoidance and recovery actions under Bankruptcy Code sections 544, 545, 547, 548, 549, 550, 551 and 553.

4. The Debtors shall pay on the date that is thirty (30) days after the Effective Date the Convertible Secured Noteholders' fees and expenses related to the negotiation of the Plan and Plan Documents.

                                    EXHIBIT 3

                             NTFC CAPITAL TERM SHEET

The NTFC Capital Claims shall be treated as follows:

The amount of the NTFC Capital Secured Claim shall be $3 million. This amount shall be treated as the Restructured NTFC Capital Loan Facility, evidenced by a $3 million secured note on the following terms:

     a.   Interest rate: 8.0% per annum, payable quarterly.

     b. First lien on NTFC Capital equipment and all accessions and additions thereto ("NTFC Collateral")

     c. The amortization schedule for the $3.0 million of principal shall be as follows:

                           PRINCIPAL
                           AMORTIZATION
          DATE             ($000)
          -----            ------------
          Q3-03                -
          Q4-03                -
          Ql-04                -
          Q2-04               60
          Q3-04               59
          Q4-04               58
          Ql-05               56
          Q2-05              111
          Q3-05              106
          Q4-05              102
          Ql-06               98
          Q2-06              235
          Q3-06              212
          Q4-06              190
          Ql-07              171
          Q2-07              154
          Q3-07            1,388

     d. Financial covenants, definitions and baskets to be determined but to include a new minimum cash covenant and a new EBITDA minus Capex covenant. Covenants will not at any time be any more restrictive than covenants agreed to between FCC and Goldman Sachs Credit Partners L.P., Salomon Smith Barney Inc., and Citicorp USA, Inc. and certain other lenders under the Restructured Bank Credit Facility (PROVIDED that, subject to the provisions of (g), below, the Restructured NTFC Capital Loan Facility loan agreement shall not (directly or indirectly) contain any restriction (whether in the form of a covenant, default, acceleration or other right, other than rights to cash generated from sales of NTFC Collateral) on any change in control, merger, acquisition, consolidation, sale, lease, transfer or other disposition of FCC, its subsidiaries or any of their respective assets (collectively, a "Change in Control"), and the NTFC agreement shall permit the assignment and assumption of the obligations thereunder in connection with any transfer.

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     e.   The Restructured NTFC Capital Loan Facility will cross-accelerate with the Restructured Bank Credit Facility, including without limitation any acceleration of the Restructured Bank Credit Facility as a result of a Change in Control.

     f. The $14.1 million balance of the NTFC Capital Claims shall be classified as and shall constitute an FCC Class 1G - General Unsecured Claim.

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